Exhibit 10.2

Term Credit Agreement
Dated as of September 22, 2006

among

Maunsell HK Holdings, Ltd.,

Faber Maunsell Limited,

W.E. Bassett & Partners Pty. Ltd.,

Maunsell Group Limited,

and

Maunsell Australia Pty Ltd.,

as the Borrowers,

Union Bank of California, N.A.,
as the Administrative Agent,

BMO Capital Markets,
as Co-Lead Arrangers and Co-Book Managers

Bank of Montreal,
acting under its trade name
BMO Capital Markets,
as the Syndication Agent

and

The Other Financial
Institutions Party Hereto

Union Bank of California, N.A.

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS AND RELATED MATTERS	1

1.01	Definitions	1
1.02	Other Interpretive Provisions	23
1.03	Exchange Rates; Currency Equivalents	24
1.04	Extensions of Credit in Offshore Currencies	24

SECTION 2.	THE CREDIT	25

2.01	Term Loan – Amount and Terms	25
2.02	Loan Accounts and Notes	26
2.03	Conversions and Continuations of Loans	27
2.04	Optional Prepayments	27
2.05	Repayment of Principal	28
2.06	Interest	28
2.07	Fees	29
2.08	Computation of Fees and Interest	29
2.09	Payments by the Borrowers	30
2.10	Payments by Lenders to Administrative Agent	30
2.11	Sharing of Payments, Etc	31
2.12	Guaranty	32

SECTION 3.	INTENTIONALLY OMITTED	32

SECTION 4.	TAXES, YIELD PROTECTION AND ILLEGALITY	32

4.01	Taxes	32
4.02	Increased Costs and Reduction of Return	34
4.03	Illegality	34
4.04	Inability to Determine Rates	35
4.05	Funding Losses	35
4.06	Certificates of Lenders	35
4.07	Substitution of Lenders	36
4.08	Survival	36

SECTION 5.	CONDITIONS TO LOANS AND LETTERS OF CREDIT	36

5.01	Conditions Precedent to Loans	36
5.02	Conditions for a Subsidiary Becoming a Guarantor	38

SECTION 6.	REPRESENTATIONS AND WARRANTIES	39

6.01	Organization, Powers and Good Standing	39
6.02	Authorization, Binding Effect, No Conflict, Etc	40

i

6.03	Financial Information	41
6.04	No Material Adverse Effect	41
6.05	Litigation	41
6.06	Agreements; Applicable Law	41
6.07	Taxes	41
6.08	Governmental Regulation	42
6.09	Margin Regulations	42
6.10	Employee Benefit Plans	42
6.11	Title to Property; Liens	42
6.12	Intentionally Omitted	42
6.13	Licenses, Trademarks; Etc	42
6.14	Environmental Condition	42
6.15	Solvency	42
6.16	Absence of Certain Restrictions	42
6.17	Labor Matters	43
6.18	Full Disclosure	43
6.19	Tax Shelter Regulations	43

SECTION 7.	AFFIRMATIVE COVENANTS	43

7.01	Financial Statements	43
7.02	Certificates; Other Information	43
7.03	Notices	44
7.04	Records and Inspection	44
7.05	Corporate Existence, Etc	45
7.06	Payment of Taxes	45
7.07	Maintenance of Properties	45
7.08	Maintenance of Insurance	45
7.09	Conduct of Business	45
7.10	Further Assurances	46
7.11	Subordination of Intercompany Loans and Advances to the Borrowers	46
7.12	Payment of Obligations	46
7.13	Compliance with Laws	46
7.14	Environmental Laws	46
7.15	Solvency	47
7.16	Use of Proceeds	47
7.17	Additional Guarantors	47

SECTION 8.	NEGATIVE COVENANTS	47

8.01	Liens	47
8.02	Indebtedness	49
8.03	Restricted Payments	51
8.04	Investments	51
8.05	Financial Covenants	52
8.06	Restriction on Fundamental Changes	53
8.07	Asset Dispositions	54

8.08	Reserved	55
8.09	Restrictive Agreements	55
8.10	Change in Business	55
8.11	Accounting Changes	55

SECTION 9.	EVENTS OF DEFAULT	55

9.01	Events of Default	55
9.02	Remedies	57

SECTION 10.	ADMINISTRATIVE AGENT	58

10.01	Appointment and Authorization	58
10.02	Delegation of Duties	58
10.03	Liability of Administrative Agent	58
10.04	Reliance by Administrative Agent	59
10.05	Notice of Default	59
10.06	Credit Decision	59
10.07	Indemnification	60
10.08	Administrative Agent in Individual Capacity	61
10.09	Successor Administrative Agent	61
10.10	Arranger	61

SECTION 11.	MISCELLANEOUS	61

11.01	Amendments and Waivers	61
11.02	Transmission and Effectiveness of Communications and Signatures.	62
11.03	No Waiver; Cumulative Remedies	63
11.04	Costs and Expenses	64
11.05	Indemnity and Reimbursements	64
11.06	Marshalling; Payments Set Aside	66
11.07	Successors and Assigns	66
11.08	Assignments, Participations, Etc	66
11.09	Set-Off	70
11.10	Notification of Addresses, Lending Offices, Etc	70
11.11	Counterparts	70
11.12	Severability	70
11.13	No Third Parties Benefited	70
11.14	Time	70
11.15	Governing Law and Jurisdiction	71
11.16	Waiver of Jury Trial	71
11.17	Entire Agreement	71
11.18	Obligations Joint and Several; Appointment of Administrative Borrower; Certain Waivers	72
11.19	USA PATRIOT Act Notice	76

EXHIBITS

Form of

A	Form of Request for Extension of Credit
B	Form of Request for Conversion/Continuation
C	Form of Note
D	Master Guaranty
E	Form of Assignment and Acceptance

SCHEDULES

1.01	Mandatory Cost Rate
2.01	Commitments and Pro Rata Shares
2.02	Offshore Currencies
6.01	Subsidiaries; Partnerships and Joint Ventures
6.05	Litigation
6.06	Violations of Applicable Law or Agreements
6.07	Taxes
6.10	Employee Benefit Plans
6.12	Capitalization and Ownership
6.13	Licenses, Trademarks, Etc
6.14	Environmental Condition
6.17	Labor Matters
8.01	Existing Liens
8.02	Existing Indebtedness
11.02	Addresses and Lending Offices

TERM CREDIT AGREEMENT

This TERM CREDIT AGREEMENT is entered into as of September 22, 2006 (as amended, supplemented or modified from time to time, the “Agreement”) among Maunsell HK Holdings, Ltd., a limited company organized under the laws of Hong Kong (“MHKHL”), Faber Maunsell Limited, a limited company organized under the laws of the United Kingdom (“FML”), W.E. Bassett & Partners Pty. Ltd., a limited company organized under the laws of Australia (“WEBPPL”), Maunsell Group Limited, a limited company organized under the laws of New Zealand (“MGL”), and Maunsell Australia Pty Ltd., a limited company organized under the laws of Australia (“MAPL”) (each, a “Borrower” and collectively, the “Borrowers”), the several financial institutions from time to time parties hereto (hereinafter collectively referred to as the “Lenders” and individually as a “Lender”), Union Bank of California, N.A., as administrative agent (the “Administrative Agent”) and Bank of Montreal, acting under its trade name BMO Capital Markets, as the syndication agent (the “Syndication Agent”).

RECITALS

A.                                   The Borrowers have requested that the Lenders make a term loan to the Borrowers on the Closing Date in the aggregate original principal amount of up to $65,000,000, in dollars or in such combination of offshore currencies as the Borrowers may request.  A portion of the proceeds of such loan would be used by the Borrowers to finance the payment of a cash dividend to the Parent in connection with the repatriation of undistributed earnings of certain of the Borrowers under the American Jobs Creation Act of 2004 and to pay closing fees and expenses associated with such loan or dividend.

B.                                     The Lenders are willing to provide such term loan to the Borrowers for such purpose on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.  DEFINITIONS AND RELATED MATTERS

1.01                        Definitions.  Terms used in this Agreement shall have the respective meanings set forth in this Section 1.01, in the sections of this Agreement or in the other Loan Documents.

“Administrative Agent” means Union Bank in its capacity as Administrative Agent for the Lenders hereunder, and any successor Administrative Agent.

“Administrative Agent-Related Persons” means the Administrative Agent and any successor Administrative Agent arising under Section 10.09,together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Administrative Agent’s Office” means the address for payments set forth on the signature page hereto in relation to the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with Section 11.02.

“Administrative Borrower” means FML, in its capacity as the representative of the Borrowers for the purpose of requesting the Borrowing hereunder on behalf of the Borrowers and otherwise for convenience of loan administration.

“Affected Lender” has the meaning specified in Section 4.07.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  The term “control” means the possession, directly or indirectly, of the power, whether or not exercised, (a) to vote more than ten percent (10%) of the securities having voting power for the election of directors of such Person or (b) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or other equity interests, by contract or otherwise, and the terms “controlled” and “common control” shall have correlative meanings.  Notwithstanding the foregoing provisions of this definition, in no event shall the trustee under any Plan, any Lender or the Administrative Agent be deemed to be an Affiliate of the Parent or any of its Subsidiaries.

“Agreement” shall have the meaning ascribed to it in the preamble hereto.

“Applicable Law” means all applicable provisions of all (a) constitutions, treaties, statutes, laws, rules, regulations, ordinances and orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, judgments, awards and decrees of any Governmental Authority.

“Applicable Margin” at any time shall have meaning set forth in the Parent Credit Agreement, irrespective of whether the Parent Credit Agreement is then in effect.

“Arrangers” means, collectively, Union Bank and Bank of Montreal, acting under its trade name BMO Capital Markets, in their respective capacities as Co-Lead Arrangers and Co-Book Managers.

“Asset Disposition” means any sale, assignment, transfer, lease or other disposition (including without limitation any Sale-Leaseback Transaction and any sale or other disposition effected by way of merger or consolidation (other than a merger or consolidation permitted pursuant to Section 8.06) but not including any sale or other disposition by any Subsidiary to a Borrower, Guarantor (excluding the Parent) or a Wholly-Owned Subsidiary of a Borrower or Guarantor (excluding the Parent)) in any single transaction or series of related transactions, of (a) all or substantially all of the Capital Stock of any Subsidiary of a Borrower or Guarantor (excluding the Parent), (b) all or substantially all of the assets of a Borrower, Guarantor (excluding the Parent) or any Subsidiary of such Borrower or Guarantor (excluding the Parent), (c) all or substantially all of the assets of a division or comparable business segment of a Borrower, Guarantor (excluding the Parent) or any Subsidiary of a Borrower or Guarantor (excluding the Parent) or (d) any other asset or assets if the aggregate amount of Net Cash Proceeds and the fair value of Non-Cash Proceeds from the sale or other disposition of such asset or assets, together with the Net Cash Proceeds and the fair value of Non-Cash Proceeds of any other sale or other disposition of assets of a Borrower, Guarantor (excluding the Parent) or any Subsidiary of a Borrower or Guarantor (excluding the Parent) in a series of related transactions, exceeds $2,500,000 in the aggregate and not previously included as an Asset Disposition except that this clause (d) shall not include (i) sales or other dispositions of inventory held or purchased for sale to others, or other property that has become obsolete or worn out, in each case in the ordinary course of business; (ii) the sale or other disposition in the ordinary course of business of equipment (including without limitation fixtures, motor vehicles, and other property used or useful in the performance of projects by a Borrower, Guarantor (excluding the Parent) or any Subsidiary of a Borrower or Guarantor (excluding the Parent)) upon project completion or termination or when such equipment is otherwise no longer useful in the performance of projects, provided that such Borrower, Guarantor (excluding the Parent) or Subsidiary of a Borrower or Guarantor (excluding the Parent) has plans to use the amount of proceeds from such sale or other disposition to purchase other equipment for use in the same or other projects; or (iii) subleases or leases of office space in the ordinary course of business consistent with past practices.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.

“Base Rate” means the higher of:  (a) the rate of interest publicly announced from time to time by Union Bank as its “reference rate,” which is a rate set by Union Bank based upon various factors including Union Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and (b) one-half percent per annum above the Federal Funds Rate.  Any change in the reference rate announced by Union Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan, or any portion thereof, that bears interest at a rate determined by reference to the Base Rate.

“Borrowers” shall have the meaning ascribed to it in the preamble hereto.

“Borrowing” means the borrowing hereunder consisting of Loans made to the Borrowers on the Closing Date by the Lenders pursuant to Section 2.

“Borrower Party” means any Borrower or any Guarantor from time to time party to a Loan Document.

“Business Day” means:

(a)                                  any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located or in the jurisdiction in which the main office of any Borrower or Guarantor is located;

(b)                                 if the applicable Business Day relates to an Offshore Currency Loan denominated in euro, such a day shall also be a TARGET Day; and

(c)                                  if the applicable Business Day relates to any Offshore Rate Loan denominated in an Offshore Currency other than euro, such a day shall also be a day on which dealings in deposits denominated in Dollars or the applicable Offshore Currency are carried out in London or by Union Bank’s Lending Office in the country of such Offshore Currency or such other office as may be designated for such purpose by Union Bank or the Administrative Agent.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Obligations of the Parent and its Subsidiaries during such period) that, in conformity with GAAP, are required to be capitalized and reflected in the property, plant and equipment or similar fixed asset accounts in the consolidated balance sheet of the Parent and its Subsidiaries; provided, however, that any such expenditures for which another Person is contractually obligated to pay or otherwise reimburse the Parent shall be excluded from the definition of Capital Expenditures.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (howsoever designated) of capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire capital stock.

“Capitalized Lease” means any lease (or other agreement conveying the right to use) of real or personal property by a Person as lessee or guarantor which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” means all obligations under Capitalized Leases of a Person that would, in conformity with GAAP, appear on a balance sheet of that Person.

“Class F Preferred Stock” means the Class F Convertible Preferred Stock, par value $0.01 per share, of the Parent.

“Class G Preferred Stock” means the Class G Convertible Preferred Stock, par value $0.01 per share, of the Parent.

“Closing Date” means the date on which all conditions precedent to the effectiveness of this Agreement set forth in Section 5 are satisfied or waived by all the Lenders.  The Administrative Agent shall notify the Borrowers and the Lenders of the date which is the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor or superseding tax laws of the United States of America, together with all regulations promulgated thereunder.

“Commitment” means $65,000,000.  The respective Pro Rata Shares of the Lenders with respect to the Commitment are set forth in Schedule 2.01.

“Common Stock” means the common stock of the Parent.

“Common Stock Units” means the common stock units of the Parent issued from time to time pursuant to the Parent’s Stock Purchase Plan dated June 1, 1991, as amended from time to time.

“Consolidated EBITDA” means, for any measurement period, an amount equal to the sum of (a) Consolidated Net Income for the period, plus (b) Consolidated Interest Expense for such period, plus (c) 100% of the principal contributions for such period accrued for stock match programs for employees, consultants and Directors for purchases of the Parent’s Capital Stock, plus (d) the amount of Taxes expensed, based on or measured by income, used or included in the determination of Consolidated Net Income for such period, plus (e) the amount of depreciation and amortization expense deducted in determining Consolidated Net Income for such period, plus (f) non-cash extraordinary losses included in the determination of Consolidated Net Income for such period, plus (g) non-cash expenses associated with the Senior Executive Equity Investment Program and other stock-based compensation expense (including stock appreciation rights) for such period, minus (h) extraordinary gains included in the determination of Consolidated Net Income for such period, minus (i) non-cash interest income associated with the Senior Executive Equity Investment Program for such period; provided, however, that with respect to a Subsidiary acquired within such measurement period or any proposed Investment pursuant to Section 8.04(i), the Parent may also include items (a) through (g) above for such acquired Subsidiary or such proposed Investment for the entire measurement period in Consolidated EBITDA for the measurement period to the extent that either:

(A)                              the Parent has provided to the Administrative Agent (1) financial statements for that entity for the portion of such measurement period occurring prior to its acquisition or proposed acquisition and (2) the most recent year-end audited financial statements for that entity (which audited statements must be as of a date occurring within five fiscal quarters prior to the acquisition date (even if such date is prior to the measurement period and, therefore, such audited statements are not actually used in computing Consolidated EBITDA for such measurement period)); or

(B)                                if the Parent has not provided to the Administrative Agent the audited financial statements for the entity described in clause (A)(2) above, but the Parent has provided to the Administrative Agent the financial statements for that entity described in clause (A)(1) above and the most recent unaudited financial statements for the entity (which unaudited financial statements must satisfy the timing requirements described in the parenthetical reference in clause (A)(2) above), provided that the Parent may not include pursuant to this clause (B) more than $10,000,000 of the net sum of items (a) through (g) above for any single such acquisition or investment, nor more than

$20,000,000 of the net sum of items (a) through (g) above in the aggregate for all such acquisitions or investments made in any consecutive twelve-month period.

“Consolidated Funded Debt” means, as of any date of determination, all Indebtedness of the Parent and its Subsidiaries on a consolidated basis excluding obligations relating to Performance Letters of Credit and the Parent’s payment obligations with respect to its Preferred Stock.

“Consolidated Interest Expense” means, for any period, (a) total interest expense, whether paid or accrued, of the Parent and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, including commitment fees owed with respect to the unused portion of the Commitments, other fees hereunder, charges in respect of Financial Letters of Credit, the portion of any Capitalized Lease Obligations allocable to interest expense, (b) but excluding (i) amortization, expensing or write-off of financing costs or debt discount or expense, (ii) amortization, expensing or write-off of capitalized private equity transaction costs, to the extent such costs are treated as interest under GAAP, (iii) the portion of the upfront costs and expenses for Swap Contracts (to the extent included in interest expense) fairly allocated to such Swap Contracts as expenses for such period, less interest income on Swap Contracts for that period and Swap Contracts payments received.

“Consolidated Net Income” means, for any period, the net earnings (or loss) after Taxes of the Parent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP, provided that there shall be excluded therefrom (a) portions of income properly attributable to minority interests, if any, in the stock and surplus of such Subsidiaries held by anyone other than the Parent or any of its Subsidiaries, and (b) except to the extent of dividends or other distributions actually paid to the Parent or its Subsidiaries by such Person during such period, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged with or into the Parent or any of its Subsidiaries or such Person’s assets are acquired by the Parent or any of its Subsidiaries.

“Consolidated Net Worth” means, at any date, the consolidated stockholders’ equity of the Parent and its Subsidiaries determined in accordance with GAAP, plus redeemable Common Stock and Common Stock Units shown on the Parent’s consolidated balance sheet plus an amount equal to the principal amount of issued and outstanding preferred stock of the Parent, including, without limitation, the Preferred Stock, but excluding the Permitted Chinese Stock.

“Contingent Obligation” means, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (a) with respect to any Indebtedness or other obligation or liability of another Person, including without limitation any direct or indirect guarantee of such Indebtedness, obligation or liability, endorsement (other than for collection or deposit in the ordinary course of business) thereof or discount or sale thereof by such Person with recourse to such Person, or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge of any such Indebtedness, obligation or liability (whether in the form of loans, advances, stock purchases, capital contributions, performance letters of credit or otherwise), (b) to provide funds to maintain working capital or equity capital of another Person or otherwise to maintain the net worth, solvency or financial condition of the other

Person, (c) to make payment for any products, property, securities or services regardless of non-delivery thereof, if the purpose of any agreement so to do is to provide assurance that another Person’s Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of another Person’s Indebtedness, obligation or liability will be protected (in whole or in part) against loss in respect thereof, (d) in respect of any Swap Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person, (e) reimbursement obligations under undrawn Financial Letters of Credit, (f) to redeem preferred stock issued by such Person, or (g) otherwise to assure or hold harmless the holders of Indebtedness or other obligation or liability of another Person against loss in respect thereof.  The amount of any Contingent Obligation shall be an amount equal to that portion of the amount of the Indebtedness, obligation or liability guaranteed or otherwise supported thereby.

“Continuation” and “Continue” mean, with respect to any Offshore Rate Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

“Conversion” and “Convert” mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

“Conversion Date” means any date on which the Administrative Borrower, on behalf of the Borrowers, Converts a Base Rate Loan to an Offshore Rate Loan or an Offshore Rate Loan to a Base Rate Loan.

“Customary Permitted Liens” means (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for Taxes, assessments or charges of any Governmental Authority or claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, customs and revenue authorities and other Liens (other than any Lien imposed under ERISA) imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds and Liens securing obligations under indemnity agreements for surety bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits, (d) Liens consisting of any right of offset, or statutory banker’s lien, on bank deposit or securities accounts maintained in the ordinary course of business so long as such bank deposit or securities accounts are not established or maintained for the purpose of providing such right of offset of banker’s lien, (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Parent or its Subsidiaries and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Parent or its Subsidiaries and (f) building restrictions, zoning laws and other statutes, law, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any Governmental Authority having jurisdiction.

“Default” means any condition or event which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

“Director” means a member of the Board of Directors of the Parent.

“Dollars” and “$” means lawful money of the United States of America.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Offshore Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Offshore Currency.

“EBITDA” has the meaning specified in Section 5.01(i).

“Eligible Assignee” has the meaning specified in Section 11.08(g).

“EMU Legislation” means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of the Economic and Monetary Union as contemplated in the Treaty on European Union.

“Environmental Claim” means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to any Borrower, any Guarantor (excluding the Parent), or any Subsidiary of any Borrower or any Guarantor (excluding the Parent) or any Facility.

“Environmental Laws” means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (a) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of Hazardous Materials, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Borrower, any Guarantor (excluding the Parent) or any Subsidiary of any Borrower or any Guarantor (excluding the Parent) or any property of any such Person.

“Environmental Lien” means a Lien in favor of any Governmental Authority for any liability under any Environmental Laws, or damages arising from or costs incurred by such

Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

“euro” means the single currency of Euro Participating Member States, as defined in any EMU Legislation.

“Event of Default” means any of the events specified in Section 9.01.

““Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and the rules and regulations thereunder.

“Existing Liens” means, with respect to the Borrower Parties and their respective Subsidiaries, those Liens as of the Closing Date set forth and described on Schedule 8.01.

“Extension of Credit” means the Borrowing on the Closing Date.

“Facilities” means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or possessed by any Borrower, any Guarantor (excluding the Parent) or any Subsidiary of any Borrower or any Guarantor (excluding the Parent).

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Union Bank on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Financial Letters of Credit” has the meaning specified in the Parent Credit Agreement.

“Fiscal Quarter” means the fiscal quarter of the Parent, as the Parent may designate to the Administrative Agent pursuant to Section 7.03(i).

“Fiscal Year” means the fiscal year of the Parent which shall be the 52-53 week period ending on the Friday closest to September 30 in each year or such other period as the Parent may designate to the Administrative Agent pursuant to Section 7.03(i).

“Fitch IBCA, Duff & Phelps” means Fitch IBCA, Duff & Phelps.

“Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (A) the sum of (i) Consolidated EBITDA for the last four Fiscal Quarters and (ii) income for the same four Fiscal Quarters attributable to minority interests if fixed charges attributable to such minority interests are included in any component of clause (B) below to (B) the sum of (i) Consolidated Interest Expense during such period excluding cash payments, cumulated dividends, and payments in kind with respect to the Parent’s Preferred Stock, but including any cash interest paid with respect to any Permitted Chinese Stock to the extent such interest is not included as a dividend pursuant to clause (v) below, (ii) the current portion (i.e. the portion due and payable within the next twelve months) of long-term, interest-bearing indebtedness (meaning for this purpose only, the current portion of long term debt owing to banks, insurance companies, other financial institutions, and notes issued by the Parent or any of its Subsidiaries to shareholders in conjunction with an acquisition); provided, however, if the Parent is publicly traded and has an executed facility arrangement agreement or commitment letter for the refinancing of all such current portion of long-term debt with an anticipated closing date for such refinancing at least 60 days prior to the scheduled maturity or expiration date of such debt, then such current portion of long-term debt shall be excluded from the calculation under this clause (B), (iii) income taxes paid during the preceding four Fiscal Quarters minus income tax rebates, refunds and other receipts received during the same four Fiscal Quarters, (iv) unfinanced Capital Expenditures for the preceding four Fiscal Quarters, and (v) cash dividends paid on the Capital Stock of the Parent, other than on any Preferred Stock (except for Permitted Chinese Stock), and all cash dividends paid with respect to any Permitted Chinese Stock, minus (vi) non-cash interest expense associated with the Senior Executive Deferred Compensation Plan to the extent that such amount is offset by interest income from the Senior Executive Equity Investment Program and minus (vii) capitalized private equity costs that are treated as selling, general and administrative expense under GAAP.

“GAAP” means: (a) in respect of the Parent, generally accepted accounting principles as in effect in the United States of America (as such principles may change from time to time); and (b) in the case of each other Borrower Party, the equivalent international standards for such Person (as such standards may change from time to time).

“Governmental Approval” means an authorization, consent, approval, permit, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any tribunal or arbitrator(s) of competent jurisdiction.

“Guarantor” means, as of the Closing Date, collectively, the Parent and MCAL.  Following the Closing Date, the term “Guarantor” means, collectively, the Parent, MCAL and each other Subsidiary of the Parent, other than a Borrower, that becomes a party to the Master Guaranty in accordance with Section 7.17 or Section 8.07(a)(ii).

“Hazardous Materials” means any chemical substance:

(a)                                  which is or becomes defined as a “hazardous waste” or “hazardous substance” under any Applicable Law; or

(b)                                 which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority.

“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication:  (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (d) all Capitalized Lease Obligations; (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit (other than performance letters of credit) or bankers’ acceptances; (g) all net obligations with respect to Swap Contracts; and (h) all Contingent Obligations (other than performance letters of credit); provided, that Indebtedness shall not include (i) indebtedness or other liabilities owing to shareholders in connection with purchase of the Parent’s Capital Stock by the Parent consistent with prior business practices, (ii) indebtedness of Joint Ventures of which the Parent or any Subsidiary is a member to the extent such indebtedness is non-recourse (whether expressly, by operation of law or otherwise) to the Parent or such Subsidiary or its assets, (iii) an amount equal to the lesser of (A) indebtedness supported by letters of credit and (B) the face amount of such letters of credit, or (iv) any Preferred Stock.

“Intercompany Indebtedness” means any Indebtedness of the Parent or any Subsidiary which, in the case of the Parent, is owed to any Subsidiary and which, in the case of any Subsidiary, is owed to the Parent or any other Subsidiary.

“Interest Payment Date” means, with respect to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, with respect to Base Rate Loans, the last Business Day of each Fiscal Quarter; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date which falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter shall also be an Interest Payment Date.

“Interest Period” means the period commencing on the Business Day an Offshore Rate Loan is disbursed or Continued or on the Conversion Date on which a Loan is Converted to an Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by each Borrower, in its Request for Extension of Credit or Request for Conversion/Continuation, as applicable; provided that:

(i)                                     if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)                                  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and

(iii)                               no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership interest (whether general or limited) in any other Person, or all or any substantial part of the business or assets of any other Person, or any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IPO” means an initial public offering of Common Stock pursuant to a registration statement on Form S-1 and the related transactions described in such registration statement or resulting from such public offering.

“IRS” means the Internal Revenue Service of the United States of America.

“Joint Venture” means a joint venture, partnership or similar arrangement formed for the purpose of performing a single project or series of related projects, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a subsidiary, be considered to be a Joint Venture to which such Person is a party.

“Lender” or “Lenders” shall have the meaning ascribed to it in the preamble hereto.  References to the “Lender” shall include references to each Lender in its individual capacity as a counterparty under any Swap Contract.

“Lender Taxes” has the meaning specified in Section 4.01(a).

“Lending Office” means, as to any Lender, the office or offices of such Lender specified on Schedule 11.02, or such other office or offices as the Lender may from time to, time notify the Administrative Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued by an Issuing Lender under (and as defined in) the Parent Credit Agreement pursuant to Section 3 of the Parent Credit Agreement.

“Leverage Ratio” means, at any date of determination thereof, the ratio of (a) Consolidated Funded Debt plus, without duplication, all unreimbursed drawings under any Letter of Credit existing as of such date, to (b) Consolidated EBITDA for the four Fiscal Quarters most recently ended for which financial statements are available.

“Lien” means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

“Loan” has the meaning specified in Section 2.01(a).

“Loan Documents” means this Agreement, the Notes, the Master Guaranty, and any other documents delivered to the Administrative Agent in connection therewith and all Swap Contracts between any Borrower and a Lender or any of its Affiliates in their capacity as a counterparty thereunder.

“Majority Lenders” means at any time Lenders then holding in excess of 51% of the then aggregate unpaid principal amount of the Loans.

“Mandatory Cost Rate” means, with respect to any period, a rate per annum determined in accordance with Schedule 1.01.

“Mandatory Cost Reference Lender” means Union Bank.

“Margin Regulations” means Regulations U and X of the Federal Reserve Board and any successor regulations thereto, as in effect from time to time.

“Margin Stock” means “margin stock” as defined in Regulation U.

“Master Guaranty” means the Master Guaranty made by each Guarantor in favor of the Administrative Agent, in substantially the form of Exhibit D, as it may be from time to time amended, supplemented or otherwise modified.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, prospects, results of operation or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole; or (b) a material impairment of the ability of any Borrower Party to perform under any Loan Document and thereby avoid any Event of Default.

“Maturity Date” means September 22, 2011.

“MCAL” means Maunsell Consultants Asia Limited, a limited company organized under the laws of Hong Kong and an Affiliate of the Borrowers and indirect Subsidiary of the Parent.

“Minimum Amount” means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

Type of Action	Minimum Amount	Multiples in excess thereof

Prepayment of, or Conversion into, Base Rate Loans	$250,000	$100,000
Prepayment or Continuation of, or Conversion into, Dollar-denominated Offshore Rate Loans	$1,000,000	$100,000

Type of Action	Minimum Amount	Multiples in excess thereof

Prepayment of Offshore Currency Loans	Greater of (a) Offshore Currency equivalent of U.S. $2,000,000, rounded up to the nearest 10,000 units of such Offshore Currency and (b) 2,000,000 units of such Offshore Currency	Greater of (a) Offshore Currency equivalent of U.S. $1,000,000, rounded up to the nearest 10,000 units of such Offshore Currency and (b) 1,000,000 units of such Offshore Currency
Assignments	$5,000,000	None

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any Asset Disposition, the sum of:

(a)                                  the cash and cash equivalent proceeds received by or for the account of a Borrower, any Guarantor (other than the Parent) or any Subsidiary of a Borrower or any Guarantor (other than the Parent) attributable to such Asset Disposition;

(b)                                 the amount of cash and cash equivalents received by or for the account of a Borrower, any Guarantor (other than the Parent) or any Subsidiary of a Borrower or any Guarantor (other than the Parent) upon the sale, conversion, collection or other liquidation of any Non-Cash Proceeds attributable to such Asset Disposition (but only as and when so received); and

(c)                                  the amount of cash and cash equivalents in respect of any run-off of receivables less payments on associated liabilities, in each case retained in connection with an Asset Disposition constituting a sale of all or substantially all of the other assets or a line of business of the Person making the disposition (but only as and when so received); in each case net of any amount required to be paid to any Person (other than a Borrower, any Guarantor (other than the Parent) or any Subsidiary of a Borrower or any Guarantor (other than the Parent)) owning a beneficial interest in the stock or other assets disposed of, any amount applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted under Section 8.01 on the asset disposed of, any transfer taxes paid or payable as a result of such Asset Disposition and professional fees and expenses, broker’s commissions and other out-of-pocket costs of sale actually paid to any Person (other than a Borrower, any Guarantor (other than the Parent) or any Subsidiary of a Borrower or any Guarantor (other than the Parent)) attributable to such Asset Disposition.

“Non-Cash Proceeds” means any notes, debt securities, other rights to payment, equity securities and any other consideration received from an Asset Disposition, except cash and cash equivalents.

“Note” means a promissory note of the Borrowers payable to the order of a Lender, if requested by such Lender, evidencing the aggregate indebtedness of the Borrowers to such Lender resulting from Loans made by such Lender, substantially in the form of Exhibit C.

“Obligations” means all present and future obligations and liabilities of every type and description arising under or in connection with this Agreement or any other Loan Document, due or to become due to the Administrative Agent, any Lender (including any Lender or its Affiliate in its capacity as a counterparty under any Swap Contract constituting a Loan Document) or any Person entitled to indemnification pursuant to Section 11.05 of this Agreement or any of their respective successors, transferees, or assigns, and shall include, without limitation, (a) all liability for, payment of principal of and interest on the Loans and under any Notes, (b) all liabilities under any Swap Contract constituting a Loan Document, (c) all liability hereunder or under the Loan Documents for any fees, expense reimbursements and indemnifications, and (d) any and all other debts, obligations and liabilities to the Administrative Agent or any Lender heretofore, now or hereafter incurred or created (and all renewals, extensions, readvances, modifications and rearrangements thereof), under, in connection with, in respect of or evidenced or created by this Agreement or any or all of the other Loan Documents, whether voluntary or involuntary, however arising, and whether due or not due, absolute or contingent, secured or unsecured, liquidated or unliquidated, determined or undetermined, direct or indirect, and whether the Borrowers may be liable individually or jointly with others.

“Offshore Currency” means the currencies listed on Schedule 2.02.

“Offshore Currency Loan” means any Offshore Rate Loan denominated in an Offshore Currency.

“Offshore Group” has the meaning specified in Section 5.01(i).

“Offshore Rate” means:

(a)                                  for any Interest Period with respect to any Offshore Rate Loan other than one referred to in subsection (b) of this definition:

(i)                                     the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) on the Quotation Day applicable to such Loan, or

(ii)                                  if the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) on the Quotation Day applicable to such Loan, or

(iii)                               if the rates referenced in the preceding subsections (i) and (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upwards to the next 1/100th of 1%) at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted by Union Bank and with a term equivalent to such Interest Period would be offered by Union Bank’s London branch or Affiliate to major banks in the offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) on the Quotation Day applicable to such Loan; and

(b)                                 for any Interest Period with respect to any Offshore Rate Loan advanced by a Lender required to comply with the relevant requirements of the Bank of England and the Financial Services Authority of the United Kingdom, the sum of (i) the rate determined in accordance with subsection (a) of this definition and (ii) the Mandatory Cost Rate for such Interest Period.

“Offshore Rate Loan” means a Loan that bears interest at a rate determined by reference to an Offshore Rate, which may be denominated in U.S. Dollars or an Offshore Currency. Offshore Rate Loans include Offshore Currency Loans.

“Operating Lease” means, as applied to any Person, any lease of any property (whether real, personal, or mixed) which is not a Capitalized Lease other than any such lease under which that Person is the lessor.

“Other Taxes” has the meaning specified in Section 4.01(b).

“Overnight Rate” means, for any day, (a) with respect to payments in Dollars, the Federal Funds Rate and (b) with respect to payments in Offshore Currencies, the rate of interest per annum at which overnight deposits in the applicable Offshore Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Union Bank’s principal office in London to major banks in the London or other applicable offshore interbank market.

“Parent” means AECOM Technology Corporation, a Delaware corporation and an indirect shareholder of each of the Borrowers.

“Parent Credit Agreement” means the Amended and Restated Credit Agreement of even date herewith by and among the Parent, the Subsidiary Borrowers identified therein, the financial institutions party thereto as Lenders, UBOC, as the administrative agent, the swing line lender and a letter of credit issuing lender, and Harris N.A., as the syndication agent and a letter of credit issuing lender, as amended.

“Parent’s Capital Stock” means all Capital Stock and Common Stock Units of the Parent outstanding from time to time and all securities and other property distributed in respect of or in exchange for such stock.

“Participant” has the meaning specified in Section 11.08.

“Performance Letters of Credit” has the meaning specified in the Parent Credit Agreement.

“Permitted Chinese Stock” means common stock, preferred stock or any other security issued by the Parent or any Subsidiary in connection with the acquisition of any equity, ownership or similar arrangement or investment in a Chinese professional services firm (e.g., architecture, engineering, program or construction management, construction inspection, environmental services, facilities or infrastructure asset management, etc.) for aggregate issuance consideration of not more than $30,000,000 from January 1, 2005 through the Termination Date.

“Permitted Investments” means

(a)           marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(b)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having,  at the time of acquisition, the highest rating obtainable from any Rating Agency;

(c)           commercial paper maturing within one year from the date of acquisition thereof and having, at the time of acquisition, a rating of A-3 or higher from S&P or comparable rating from any other Rating Agency;

(d)           demand deposits, time deposits, certificates of deposit, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements and bankers’ acceptances maturing within one year after the date of acquisition which are in, issued, accepted or guarantied by a bank whose short term securities are rated at least A-3 by S&P or comparably by any other Rating Agency and whose combined capital and surplus is at least U.S. $200,000,000;

(e)           corporate promissory notes or other obligations maturing not more than one year after the date of acquisition which at the time of such acquisition have, or are supported by, an unconditional guaranty from a corporation with similar obligations which have the highest rating obtainable from any Rating Agency;

(f)            institutional money market funds organized under the laws of the United States of America or any state thereof that invest solely in any of the Investments permitted under clauses (a), (b), (c), (d) and (e) hereof; and

(g)           obligations maturing not more than one year after the date of the acquisition and issued or guarantied by any non-U.S. government or non-U.S. governmental agency or multinational intergovernmental organization, which obligations have a rating at the time of such acquisition of not less than “AA” from S&P or a comparable rating from any other Rating Agency.

“Permitted Liens” means, collectively, the Liens permitted under Section 8.01.

“Person” means an individual, a corporation, a partnership, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof and, for the purpose of the definition of “ERISA Affiliate,” a trade or business.

“Plans” means the AECOM Technology Corporation Retirement Savings Plan, and the associated trust, any plan, charter document or other arrangement pursuant to which the Parent repurchases stock, including the AECOM Technology Corporation Liquidity and Diversification Program, and the associated trust, and any corresponding plan outside the U.S. and any associated trust, including without limitation the plans listed in Schedule 6.10, as such plans and trusts may from time to time be supplemented, modified or amended, but including any successor or replacement plan.

“Preferred Stock” means, collectively, the Class F Preferred Stock, the Class G Preferred Stock, the Permitted Chinese Stock (to the extent constituting preferred stock of the Parent) and any other class of preferred stock of the Parent which in the reasonable determination of the Administrative Agent has substantially similar material terms as the Class F Preferred Stock and the Class G Preferred Stock.

“Pricing Period” means, with respect to each Fiscal Quarter, the period commencing on the first date indicated in the table below opposite such Fiscal Quarter and ending on and including the second date opposite such Fiscal Quarter.

Compliance Certificate for Fiscal Quarter	Shall determine pricing for Pricing Period

1st Fiscal Quarter	February 16— May 15
2nd Fiscal Quarter	May 16 — August 15
3rd Fiscal Quarter	August 16— November 15
4th Fiscal Quarter	November 16— February 15

“Pro Rata Share” means, as to any Lender, the percentage of the Commitment set forth opposite the name of that Lender on Schedule 2.01 hereto under the heading “Pro Rata Shares,” as such percentage may be increased or decreased pursuant to an Assignment and Assumption.

“Quarterly Payment Date” means the last Business Day of each Fiscal Quarter.

“Quotation Day” means (a) if a Loan is made in Dollars or any Offshore Currency other than euro, two Business Days prior to the first day of such Interest Period and (b) if a Loan is made in euro, two TARGET Days prior to the first day of such Interest Period; provided that if market practice differs in the relevant interbank market for an Offshore Currency, then the Quotation Day for that Offshore Currency will be determined by the Administrative Agent in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one day, the Quotation Day will be the last of those days).

“Rating Agency” means any of S&P, Moody’s or Fitch IBCA, Duff & Phelps.

“Real Property” means each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by a Borrower, a Guarantor (other than the Parent) or any Subsidiary of a Borrower or of a Guarantor (other than the Parent).

“Regulation U” means Regulation U of the Federal Reserve Board or any successor regulation, in each case as in effect from time to time.

“Request for Extension of Credit” means, unless otherwise specified herein, a duly completed written request substantially in the form of Exhibit A.

“Request for Conversion/Continuation” means a duly completed written request substantially in the form of Exhibit B.

“Requisite Notice” means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient.  Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 11.02 or as otherwise designated by such recipient by written notice to the Administrative Agent, and (ii) if made by the Administrative Borrower, on behalf of the Borrowers, given or made by a Responsible Officer of the Administrative Borrower.  Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed herein or therein.  Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by the Administrative Agent, by a manually-signed hardcopy thereof.

“Requisite Time” means, with respect to any of the actions listed below, the time and date set forth below opposite such action:

Type of Action	California Time	Date of Action
Delivery of Request for Extension of Credit, Request for Conversion/Continuation, or notice for:

• Borrowing or prepayment of Base Rate Loans	10:00 a.m.	Same Business Day as such Borrowing or prepayment

• Conversion into Base Rate Loans	10:00 a.m.	3 Business Days prior to such Conversion

• Borrowing, Prepayment or, Continuation of, or Conversion into, Offshore Rate Loans denominated in Dollars	10:00 a.m.	3 Business Days prior to such Borrowing, prepayment, Continuation or Conversion

• Borrowing, Prepayment or, Continuation of Offshore Rate Loans denominated in Offshore Currencies	See note below	3 Business Days prior to such Borrowing, prepayment or Continuation

• Borrowing, prepayment or, Continuation of Offshore Rate Loans denominated in Special Notice Currencies	See note below	6 Business Days prior to such Borrowing, prepayment or Continuation

Other payments by the Lenders or a Borrower Party to the Administrative Agent	11:00 a.m.	On date payment is due

Note:      The Requisite Time for Borrowings and payments in Offshore Currencies shall be the local times in the country of settlement for such Offshore Currencies as specified from time to time by the Administrative Agent to the parties hereto.

“Responsible Officer” means the Chief Executive Officer, the Vice Chairman, the President or the Chief Financial Officer, Controller, Treasurer, General Counsel, Chief Administrative Officer or any other officer of the applicable Borrower Party expressly designated by the applicable Borrower Party as a Responsible Officer hereunder.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of the Capital Stock of any Borrower, any Guarantor (excluding the Parent) or any Subsidiary of any Borrower or Guarantor (excluding the Parent) now or hereafter outstanding, other than a dividend or distribution, direct or indirect, from such Borrower, Guarantor (excluding the Parent) or Subsidiary of any Borrower or Guarantor (excluding the Parent) to a Borrower or a Guarantor (including the Parent), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of the Capital Stock of any Borrower, any Guarantor (excluding the Parent) or any Subsidiary of any Borrower or Guarantor (excluding the Parent) now or hereafter outstanding, unless such shares are held by a Borrower or a Guarantor and (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, or any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of any Borrower, any Guarantor (excluding the Parent) or any Subsidiary of any Borrower or Guarantor

(excluding the Parent) now or hereafter outstanding, unless such shares are held by a Borrower or a Guarantor.

“Revaluation Date” means the Closing Date and such additional dates as the Administrative Agent or the Majority Lenders shall specify.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale-Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Parent or any Subsidiary of any real or personal property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold or otherwise transferred by the Parent or any of the Subsidiaries to such Person with the intention of entering into such a lease.

“SEC” means the United States Securities and Exchange Commission, and any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Executive Deferred Compensation Plan” means the Parent’s senior executive deferred compensation plan providing deferred compensation benefits for certain senior executives of the Parent and its Subsidiaries.

“Senior Executive Equity Investment Program” means the Parent’s senior executive equity investment program for certain senior executives of the Parent and its Subsidiaries.

“Solvent” means, with respect to any Person that:

(a)           the total present fair value and fair salable value of such Person’s assets on a going concern basis is in excess of the total amount of such Person’s liabilities, including contingent liabilities;

(b)           such Person is able to pay its liabilities and contingent liabilities as they become due; and

(c)           such Person does not have unreasonably small capital with which to engage in such Person’s business as theretofore operated and as proposed to be operated.

“Spot Rate” for a currency means the rate quoted by Union Bank as the spot rate for the purchase by Union Bank of such currency with another currency.

“Subordinated Debt” means any Indebtedness hereafter incurred subordinated to the Obligations and with subordination terms approved in advance in writing by all Lenders, such approval not to be unreasonably withheld.

“Subsidiary” means any corporation or other entity (excluding Joint Ventures) of which more than fifty percent (50%) of the total voting power of shares of stock or other securities or other ownership interests entitled to vote in the election of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by a Person or one or more of such Person’s Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

“Taxes” means any present or future income, stamp and other taxes, charges, fees, levies, duties, imposts, withholdings or other assessments, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

“Trademarks” means trademarks, servicemarks and trade names, all registrations and applications to register such trademarks, servicemarks and trade names and all renewals thereof, and the goodwill of the business associated with or relating to such trademarks, servicemarks and trade names, including without limitation any and all licenses and rights granted to use any trademark, servicemark or trade name owned by any other Person.

“Transferee” has the meaning specified in Section 11.08.

“UCC” means the Uniform Commercial Code as in effect in the State of California.

“UCP” means the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce.

“Union Bank” means Union Bank of California, N.A.

“Wholly-Owned Subsidiary” means any Subsidiary for which all of the voting shares of Capital Stock or other ownership interests (except directors’ qualifying shares) are at the time directly or indirectly owned by the Parent or one or more of its other Wholly-Owned Subsidiaries.

1.02        Other Interpretive Provisions.

(a)           Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the respective defined meanings when used in any certificate or other document made or delivered pursuant hereto.  The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)           The Agreement.  The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

(c)           Certain Common Terms.

(i)            The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)           The term “including” is not limiting and means “including without limitation.”

(d)           Performance; Time.  Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”  If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)           Contracts.  Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)            Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(g)           Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(h)           Independence of Provisions.  The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

(i)            Interpretation.  This Agreement is the result of negotiations among and has been reviewed by counsel to the Administrative Agent, the Borrower Parties, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent’s or the Lenders’ involvement in the preparation of such documents and agreements.

(j)            Accounting Principles.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

(k)           Back-to-back Letters of Credit.  In calculating any amount of Indebtedness or Contingent Obligations for purposes of any covenant, if a letter of credit (whether or not a Letter of Credit issued under the Parent Credit Agreement) is issued for the purpose of securing reimbursement obligations of the Parent or any of its Subsidiaries in respect of another letter of credit (commonly known as a back-to-back letter of credit), reimbursement obligations in respect of only one of the letters of credit will be used, and the other reimbursement obligations will be disregarded.  If the amount of the reimbursement obligation in respect of one letter of credit in any such arrangement is greater than the amount of the reimbursement obligation in respect of the other, the higher amount shall be used.

1.03        Exchange Rates; Currency Equivalents.  The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Loans denominated in Offshore Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by the Parent hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

1.04        Extensions of Credit in Offshore Currencies.

(a)           Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the euro as its lawful currency after the date hereof shall be redenominated into euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the euro as its lawful currency; provided that if any Extension of Credit in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Extension of Credit, at the end of the then current Interest Period.

(b)           The Administrative Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent the Administrative Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the euro.  The Administrative Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of any Borrower or the Lenders to the extent such modifications are not materially disadvantageous to the Borrowers and the Lenders, upon notice thereto.

SECTION 2.  THE CREDIT

2.01        Term Loan – Amount and Terms.

(a)           Subject to the terms and conditions set forth in this Agreement, on the Closing Date, each Lender shall, pro rata according to that Lender’s Pro Rata Share of the Commitment, make loans (individually, a “Loan” and collectively, the “Loans”) to the Administrative Borrower, for the benefit of all of the Borrowers, under the Commitment in Dollars or in one or more Offshore Currencies, as the Administrative Borrower may request in its Request for Extension of Credit, in the full amount of such Lender’s Pro Rata Share of the Commitment, such that the aggregate principal amount of all such Loans made by the Lenders on the Closing Date (whether denominated in Dollars or Offshore Currencies) shall equal the Commitment.

(b)           Amounts repaid under the Commitment may not be reborrowed.

(c)           If the Administrative Borrower requests a Borrowing on the Closing Date denominated in Dollars pursuant to its Request for Extension of Credit, the Administrative Agent, promptly following its receipt of such Request for Extension of Credit, shall notify each Lender of its Pro Rata Share thereof, and each Lender shall make the funds for its Loan available in Dollars to the Administrative Agent at the Administrative Agent’s office not later than 12:00 noon, California time, on the Closing Date.

(d)           If the Administrative Borrower requests a Borrowing on the Closing Date denominated in one or more Offshore Currencies pursuant to its Request for Extension of Credit, the Administrative Agent, promptly following its receipt of such Request for Extension of Credit, shall notify each Lender of the aggregate amount of such Extension of Credit in such Offshore Currency, the aggregate Dollar Equivalent of such Extension of Credit and the applicable Spot Rate used by the Administrative Agent to determine such Dollar Equivalent.  Each Lender shall, subject to the next paragraph, make the funds for its Loan available in the currency of such Loan to the Administrative Agent at the Administrative Agent’s Office not later than 12:00 noon, California time, on the Closing Date.

If any Lender (a “Nonfunding Lender”) determines that it is unable, in its sole discretion and for any reason, to fund an Offshore Currency Loan in a requested Offshore Currency to the Administrative Borrower on the Closing Date, it shall notify the Administrative Agent (who shall notify the Administrative Borrower and the other Lenders) prior to the time specified by the Administrative Agent for setting the rate for such Offshore Currency Loan.  In such case, the Administrative Agent shall request another Lender to fund the Offshore Currency Loan which would otherwise have been made by such Nonfunding Lender (a “Fronting Loan”).  If another Lender (a “Fronting Lender”), in its sole discretion, elects to make a Fronting Loan, the Nonfunding Lender shall be deemed to have irrevocably and unconditionally, purchased a risk participation from the Fronting Lender in such Fronting Loan.  Upon demand of the Fronting Lender made at any time through the Administrative Agent, the Nonfunding Lender shall fund its risk participation in the Fronting Loan by delivering an amount equal to the Dollar Equivalent of the principal amount of the Fronting Loan to the Fronting Lender.  Notwithstanding anything else to the contrary in this Agreement, unless and until the Nonfunding Lender funds its risk participation in the Fronting Loan, all payments of principal in respect of the Fronting Loan shall be for the account of the Fronting Lender, and the Fronting Lender shall be entitled to interest in an amount equal to the Overnight Rate in respect of the Fronting Loan, and such amount of interest shall be deducted by the Administrative Agent from any interest payments made by the Borrowers in respect of the Fronting Loan. Subject to the prior sentence, unless the Nonfunding Lender has defaulted in its obligations under this paragraph, the Nonfunding Lender shall be entitled to all interest payments in respect of the Fronting Loan.  The Nonfunding Lender shall indemnify the Fronting Lender upon demand from and against any losses incurred by the Fronting Lender arising from fluctuations in currency exchange rates in respect of the Fronting Loan.  If no Lender elects to make a Fronting Loan, such Request for Extension of Credit shall be deemed withdrawn.

(e)           Upon satisfaction of the applicable conditions set forth in Section 5.01, all funds so received shall be made available to the Administrative Borrower in like funds received.  The Administrative Agent shall promptly notify the Administrative Borrower and the Lenders of the interest rate applicable to any Offshore Rate Loans upon determination of same.  The Administrative Agent shall from time to time notify the Administrative Borrower and the Lenders of any change in Union Bank’s reference rate used in determining the Base Rate following the public announcement of such change.

(f)            The failure of any Lender to make its Loan on the Closing Date shall not relieve any other Lender of any obligation to make a Loan on such Date, but no Lender shall be responsible for the failure of any other Lender to make its Loan.

2.02        Loan Accounts and Notes.

(a)           Subject to Section 2.02(b), the Loans made by each Lender shall be evidenced by one or more loan accounts maintained by such Lender in the ordinary course of business.  The loan accounts or records maintained by the Administrative Agent and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the

Borrowers and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder (and under any Note) to pay any amount owing with respect to the Loans.

(b)           If requested by any Lender, the Borrowers shall issue a Note payable to the order of such Lender in an amount equal to the aggregate original principal amount of the Loans made by such Lender to the Borrowers on the Closing Date, to evidence the Loans made by such Lender.  Each such Lender shall endorse on the schedules annexed to its Notes, the date and amount of each Loan made by such Lender.  Each Lender is irrevocably authorized by the Borrowers to endorse its Notes and each Lender’s record shall be rebuttable presumptive evidence; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the Obligations of a Borrower hereunder or under any such Note to such Lender.

2.03        Conversions and Continuations of Loans.

(a)           From time to time after the Closing Date, the Administrative Borrower, on behalf of all of the Borrowers, may irrevocably request a Conversion or Continuation of Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Conversion/Continuation therefor by Requisite Notice to the Administrative Agent not later than the Requisite Time therefor.  All Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

(b)           Except as otherwise provided herein, Offshore Rate Loans may be Continued or Converted only on the last day of the Interest Period for such Loan.  No Loan may be Converted into or Continued as a Loan denominated in a different currency, but instead must be continued or repaid in the original currency of such Loan.

(c)           Unless the Majority Lenders shall otherwise agree, during the existence of an Event of Default, the Borrowers may not elect to have a Loan be Converted into or Continued as, an Offshore Rate Loan.

(d)           After giving effect to (a) the Borrowing on the Closing Date or (b) any Conversion or Continuation of Loans after the Closing Date, there shall not be more than 10 different Interest Periods in effect at any time.

2.04        Optional Prepayments.  Subject to Section 4.05, the Borrowers may upon Requisite Notice given not later than the Requisite Time therefor to the Administrative Agent, at any time or from time to time, ratably prepay Loans in a Minimum Amount therefor.  Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Borrowers and the Administrative Agent will promptly notify each Lender thereof and of such Lender’s Pro Rata Share of such prepayment.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest on any Offshore Rate Loans prepaid to each such date on the amount prepaid and any amounts required pursuant to Section 4.05.

2.05        Repayment of Principal.

(a)           The Borrowers shall repay the principal amount of the Loans in quarterly installments, in the applicable amounts set forth in subsection (b) below, commencing on June 30, 2007 and continuing each Quarterly Payment Date thereafter, through and including June 30, 2011.  On the Maturity Date, all unpaid principal on the Loans shall be due and payable in full.

(b)           The quarterly installments payable pursuant to subsection (a) above shall be in the correlative amounts indicated below (percentage shown multiplied by the original principal amount of the Loans):

Payment Date	Quarterly Repayment Percentage

June 30, 2007 and each Quarterly Payment Date thereafter through and including March 31, 2009	2.5%

June 30, 2009 and each Quarterly Payment Date thereafter through and including June 30, 2011	5.0%

Maturity Date	35%

2.06        Interest.

(a)           Subject to Sections 2.06(d) and 11.01(b), each Loan shall bear interest on the outstanding principal amount thereof from the date when made to the date paid in full at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin in effect.

(b)           Interest on each Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of Offshore Rate Loans pursuant to Section 2.04 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand.

(c)           While any Event of Default exists or after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin based on Level 1 for Base Rate Loans plus 2% per annum.

(d)           Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law.

2.07        Fees.

(a)           Participation Fee.  The Borrowers shall pay to the Administrative Agent on the Closing Date, for the account of each Lender in accordance with its Pro Rata Share listed on Schedule 2.01(a), a participation fee in an amount based upon each Lender’s Commitment as set forth in a separate fee letter agreement among the Borrowers, the Administrative Agent and the Arrangers.

(b)           Arrangement Fee.  The Borrowers shall pay to the Administrative Agent on the Closing Date, for the respective accounts of the Arrangers, an arrangement fee in the amount set forth in a separate fee letter agreement among the Borrowers, the Administrative Agent and the Arrangers.

2.08        Computation of Fees and Interest.

(a)           All computations of interest payable in respect of Base Rate Loans at all times as the Base Rate is determined by Union Bank’s “reference rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof or, in the case of interest in respect of Loans denominated in Offshore Currencies as to which market practice differs from the foregoing, in accordance with such market practice.

(b)           The Administrative Agent will, with reasonable promptness, notify the Administrative Borrower and the Lenders of each determination of an Offshore Rate; provided, however, that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against the Administrative Agent.  Any change in the interest rate on a Loan resulting from a change in the Applicable Margin shall become effective as of the opening of business on the day on which such change in the Applicable Margin becomes effective.  The Administrative Agent will with reasonable promptness notify the Administrative Borrower and the Lenders of the effective date and the amount of each such change, provided that any failure to do so shall not relieve any Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent.

(c)           Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error.  The Administrative Agent will, at the request of any Borrower or any Lender, deliver to such Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate.

2.09        Payments by the Borrowers.

(a)           Subject to Section 11.01(b), all payments (including prepayments) to be made by the Borrowers on account of principal, interest, fees and other amounts required hereunder shall, except as otherwise expressly provided herein, be made without set-off, recoupment or counterclaim; shall be made to the Administrative Agent for the ratable account of the Lenders at the Administrative Agent’s Office and shall be made in the currency of such Extension of Credit and in immediately available funds, no later than the Requisite Time therefor on the date specified herein.  Subject to Section 11.01(b), the Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than the Requisite Time therefor shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.  Notwithstanding any other provisions of this Agreement, if and to the extent that EMU Legislation provides that amounts denominated in the euro or a national currency unit (“NCU”) may be paid within a country in either the euro or the NCU of that country by crediting an account of the creditor in that country, payments may be made in either the euro or such NCU.

(b)           Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of “Interest Period” herein.

(c)           Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full as and when required hereunder, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent a Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such each such day.

2.10        Payments by Lenders to Administrative Agent.

(a)           Unless the Administrative Agent shall have received notice from a Lender on the Closing Date that such Lender will not make available to the Administrative Agent as and when required hereunder for the account of the Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Closing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrowers on the Closing Date a corresponding amount.  If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrowers such amount, that Lender shall on the next Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Overnight Rate for and determined as of each day during such period.  A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this Section 2.12(a) shall be conclusive, absent manifest error.  If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender’s Loan on the date of Borrowing for all purposes of this Agreement.  If such amount is not made available to the Administrative Agent on the next Business Day following the date of such Borrowing, the Administrative Agent shall notify the Administrative Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrowers shall pay such amount to the Administrative Agent for the Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b)           The failure of any Lender to make its Loans on the Closing Date shall not relieve any other Lender of any obligation hereunder to make its Loan on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loans to be made by such other Lender on the Closing Date.

2.11        Sharing of Payments, Etc.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s Pro Rata Share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.

2.12        Guaranty.  All Obligations shall be unconditionally guaranteed by the Guarantors pursuant to the Master Guaranty which shall be administered in accordance with Section 7.17.  The Administrative Agent and each Lender consent to the terms and conditions of the Master Guaranty.

SECTION 3.  INTENTIONALLY OMITTED

SECTION 4.  TAXES, YIELD PROTECTION AND ILLEGALITY

4.01        Taxes.

(a)           Any and all payments by the Borrowers to each Lender or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future Taxes, excluding, in the case of each Lender and the Administrative Agent, (i) such Taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender’s net income or net profits by any Governmental Authority in any jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized, has its principal office or maintains a Lending Office or by any such Governmental Authority as a result of a present or former connection between such Lender or the Administrative Agent, as the case may be, and such jurisdiction, (ii) any branch profits tax imposed by the United States or any similar tax imposed by any other Governmental Authority in any jurisdiction in which such Lender or the Administrative Agent, as the case may be, is located, (iii) any Taxes which would not have been imposed but for the failure or unreasonable delay by such Lender or the Administrative Agent, as the case may be, to complete, provide or file and update or renew any application, form, certificate, document or other evidence required from time to time, properly completed and duly executed, to qualify for any applicable exemption from or reduction of Taxes, and (iv) any Taxes imposed solely as a result of gross negligence or willful misconduct on the part of such Lender or the Administrative Agent, as the case may be) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Lender Taxes”).

(b)           In addition, for the avoidance of doubt, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as “Other Taxes”).

(c)           Subject to Section 4.01(g), the Borrowers shall indemnify and hold harmless each Lender and the Administrative Agent for the full amount of the Lender Taxes or Other Taxes (including any Lender Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.01 paid by the Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Lender Taxes or Other Taxes were correctly or legally asserted.  Payment under this indemnification shall be made within 30 days from the date the Lender or the Administrative Agent makes written demand therefor.

(d)                                  If a Borrower shall be required by law to deduct or withhold any Lender Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then, subject to Section 4.01(g):  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.01) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(e)                                  Within 30 days after the date of any payment by a Borrower of the Lender Taxes or Other Taxes, each Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

(f)                                    If a Borrower is required to pay additional amounts to any Lender or the Administrative Agent pursuant to Section 4.01(d), then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by a Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

(g)                                 If any Borrower determines in good faith that a reasonable basis exists for contesting a Lender Tax or Other Tax with respect to which additional amounts have been paid pursuant to this Section 4.01, the relevant Lender or Administrative Agent, as applicable, shall cooperate with such Borrower (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant Lender have been made to preserve the confidential nature of such information) in challenging such Lender Tax at such Borrower’s expense if requested by such Borrower (it being understood and agreed that neither the Administrative Agent nor any Lender shall have any obligation to contest, or any responsibility for contesting, any Tax).  If a Lender shall become aware that it is entitled to receive a refund (whether by way of a direct payment or by offset) in respect of a Lender Tax or Other Tax with respect to which additional amounts have been paid pursuant to this Section 4.01, it shall promptly notify such Borrower of the availability of such refund (unless it was made aware of such refund by a Borrower) and shall, within 30 days after the receipt of a request from such Borrower, apply for such refund at such Borrower’s sole expense.  If any Lender or Administrative Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Lender Tax or Other Tax with respect to which additional amounts have been paid pursuant to this Section 4.01 and which, in the reasonable good faith judgment of such Lender or Administrative Agent, as the case may be, is allocable to such payment, the amount of such refund (together with any interest received thereon) shall be paid to such Borrower to the extent payment of such Lender Tax or Other Tax has been made in full as and when required pursuant to this Section 4.01.

4.02                        Increased Costs and Reduction of Return.

(a)                                  If any Lender or any Issuing Lender shall determine that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements contemplated by subsection (c) below) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request arising after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding, maintaining or risk participating in any Offshore Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand therefor by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts as are sufficient to compensate such Lender for such increased costs.

(b)                                  If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation; affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s or corporation’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

(c)                                  The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan.

4.03                        Illegality.

(a)                                  If any Lender shall determine that the introduction of any Applicable Laws or any change in any Applicable Law, or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Administrative Borrower through the Administrative Agent, the obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender shall have notified the Administrative Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exist.

(b)                                  If a Lender shall determine that it is unlawful to maintain any Offshore Rate Loan, each Borrower shall prepay in full all Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 4.05.

4.04                        Inability to Determine Rates.  If the Administrative Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable to any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lender of funding such Loan, the Administrative Agent will forthwith give notice of such determination to the Parent and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Lenders revokes such notice in writing.  Upon receipt of such notice, the Administrative Borrower may revoke any Request for Conversion/Continuation then submitted by it.  If the Administrative Borrower does not revoke such notice, the Lenders shall make, Convert or Continue the Loans, as proposed by the Administrative Borrower, in the amount specified in the applicable notice submitted by the Administrative Borrower, but such Loans shall be made, Converted or Continued as Base Rate Loans instead of Offshore Rate Loans.

4.05                        Funding Losses.  Each Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:  (a) the failure of such Borrower to make any payment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof); (b) the failure of such Borrower to Borrow, Continue or Convert a Loan after such Borrower has given (or is deemed to have given) a Request for Extension of Credit or Request for Continuation/Conversion, as applicable; (c) the failure of such Borrower to make any prepayment after such Borrower has given a notice in accordance with Section 2.04, 2.05 or 2.06; (d) the payment of an Offshore Rate Loan on a day which is not the last day of the Interest Period, with respect thereto; or (e) the conversion of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.  Solely for purposes of calculating amounts payable by a Borrower to the Lenders under this Section 4.05 and under Section 4.03(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Base Rate used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank offshore market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

4.06                        Certificates of Lenders.  Any Lender claiming reimbursement or compensation pursuant to this Section 4 shall deliver to the Parent (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

4.07                        Substitution of Lenders.  Upon the receipt by the Parent from any Lender (an “Affected Lender”) of a claim for compensation under Section 4.01 or 4.02, the Parent may:  (a) request the Affected Lender to, use its best efforts to obtain a replacement bank or financial institution satisfactory to the Parent, to acquire and assume all or a ratable part of all of such Affected Lender’s Loans and Commitments (a “Replacement Lender”); (b) request one more of the other Lenders to acquire and assume all or part of such Affected Lender’s Loans and Commitments; or (c) designate a Replacement Lender.  Any such designation of a Replacement Lender under clause (a) or (c) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

4.08                        Survival.  The agreements and obligations of the Borrowers in this Section 4 shall survive the payment of all other Obligations.

SECTION 5.  CONDITIONS TO LOANS AND LETTERS OF CREDIT

5.01                        Conditions Precedent to Loans.

The obligation of each Lender to make any Loans shall be subject to satisfaction or written waiver by the Administrative Agent of all of the following conditions precedent on the Closing Date:

(a)                                  Delivery of Certain Documents.  The Administrative Agent shall have received all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent and each Lender and, except for any Notes, in sufficient copies for each Lender:

(1)                                  This Agreement, duly executed by each Borrower, all the Lenders, and the Administrative Agent;

(2)                                  Each Note requested by any Lender, executed by each Borrower and payable to the order of such Lender;

(3)                                  The Master Guaranty, duly executed by the Guarantors and the Administrative Agent;

(4)                                  A Request for Extension of Credit, duly executed by the Administrative Borrower;

(5)                                  The names and true signatures of the officers of each Borrower Party initially authorized to sign each Loan Document to which it is a party, and the resolutions of each Borrower Party’s Board of Directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party, in each case certified by the secretary or assistant secretary of such Borrower Party;

(6)                                  The Parent Credit Agreement and each of the other Loan Documents (as defined in the Parent Credit Agreement), duly executed by each of the parties hereto;

(7)                                  Copies of the constituent documents of each Borrower Party certified by its secretary or assistant secretary;

(8)                                  A favorable legal opinion dated the Closing Date addressed to the Administrative Agent and the Lenders from counsel to the Borrower Parties, which may be from in-house counsel;

(9)                                  A certificate signed by the Chief Executive Officer, Vice Chairman, President, Controller, Chief Financial Officer and Treasurer or any Senior Vice President of each Borrower Party, dated the Closing Date, certifying, after due inquiry and solely in such officer’s capacity as an officer of the applicable Borrower Party:

(a)                                  that the representations and warranties herein contained as to the Borrowers and the representations and warranties contained in the Master Guaranty as to the Guarantors are true and correct in all material respects, as if made on and as of the Closing Date;

(b)                                 that no Default or Event of Default has occurred and is continuing or would result from any Extension of Credit being made on the Closing Date;

(c)                                  that all conditions precedent set forth in this Section 5.01 have been satisfied;

(d)                                 that the Borrowers and each Guarantor, on a pro forma basis after giving effect to the extensions of credit hereunder, will be Solvent.

(10)                            Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may request.

(b)                                  Financial Information.  The Arrangers shall have been satisfied with their review of the following:

(1)                                  The Borrowers’ and the Guarantors’ (excluding the Parent’s) preceding two year’s fiscal year end and most recent interim operating and financial statements, as prepared by the Parent and converted into Dollars; and

(2)                                  Financial projections for the term of this Agreement, including, but not limited to, a balance sheet, income statement and statement of cash flows for the Parent and its Subsidiaries.

(c)                                  Legal, Tax and Regulatory Matters.  The Arrangers and their counsel shall have been reasonably satisfied with their review of all legal, tax and regulatory matters relating to the transactions contemplated under this Agreement.

(d)                                  Fees.  The Borrowers shall have paid to the Administrative Agent the fees required under Section 2.07.

(e)                                  Representations and Warranties.  All of the representations and warranties of the Borrowers contained in Section 6 and in any other Loan Documents and all of the representations and warranties of the Guarantors in the Master Guaranty and in any other Loan Documents shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date.

(f)                                    No Default.  No Default or Event of Default shall have occurred and be continuing or would result from the Borrowing being made on the Closing Date.

(g)                                 No Material Adverse Change.  No material adverse change shall have occurred (i) in the business, assets, prospects, results of operations or financial condition of the Borrowers, MCAL and their respective Subsidiaries, taken as a whole (measured against the business, assets, prospects, results of operations or financial condition of the Borrowers, MCAL and their respective Subsidiaries as of June 30, 2006 or as reported by the Borrowers, MCAL and their respective Subsidiaries as of such date), or (ii) in the ability of the Borrowers, MCAL and their respective Subsidiaries to perform their obligations under the Loan Documents.

(h)                                 Applicable Law.  The financings and other transactions contemplated hereby and the other Loan Documents shall not contravene in any material respect any Applicable Law applicable to the Administrative Agent or any Lender.

(i)                                    Minimum EBITDA of Borrowers and Guarantors.  The sum of the aggregate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Borrowers and the Guarantors (excluding Parent) and their respective wholly-owned direct and indirect subsidiaries (without duplication) for the six months ended March 31, 2006, multiplied by two, shall equal at least 85% of the aggregate consolidated EBITDA reported on the Closing Date by the offshore group of the Parent’s Subsidiaries whose members include all Subsidiaries within the ANZAME, Hong Kong/China, and UK/European groups (the “Offshore Group”) for the six months ended March 31, 2006, multiplied by two, and the method of calculation of EBITDA for the purpose of this condition shall have been reasonably satisfactory to the Arrangers.

(j)                                    Request for Extension of Credit.  The Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

(k)                                No Prohibition or Adverse Litigation.  No Applicable Law shall prohibit, and no bona fide litigation shall be pending or threatened against the Administrative Agent, any Lender, or any Borrower Party which in the judgment of the Administrative Agent is reasonably expected to prevent or make unlawful, or impose any material adverse condition upon, the Loans or any other Loan Document, or such Borrower Party’s ability to perform its obligations hereunder or thereunder, as applicable.

5.02                        Conditions for a Subsidiary Becoming a Guarantor.  Whenever a Subsidiary of the Parent is required to become a Guarantor pursuant to Section 7.17, the Administrative

Borrower shall, and/or shall cause such Subsidiary to, deliver to the Administrative Agent each of the following with respect to such Subsidiary, in form and substance satisfactory to the Administrative Agent:

(a)                                  the items referred to in Section 5.01(a)(5) and, to the extent not previously delivered, the items referred in Section 5.01(a)(7).

(b)                                  the opinion of counsel to the other Borrower Parties and such Subsidiary (which may be from in-house counsel or from such other counsel designated by the Administrative Borrower and acceptable to the Administrative Agent) as to (i) such Subsidiary’s obligations under the Loan Documents to which it will be a party being the legal, valid, binding and enforceable obligation of such Subsidiary and (ii) the execution, delivery and performance of such Loan Documents by such Subsidiary (A) being authorized by all necessary corporate, company or partnership action, as applicable, (B) not violating any law, decree, judgment or contractual obligation to which such Subsidiary is a party or by which it or its assets are bound, and (C) not requiring any government approvals, consents, registrations or filings.

(c)                                  a duly executed and completed joinder agreement in the form of Exhibit B to the Master Guaranty whereby such Subsidiary agrees to be bound by the terms and conditions of the Master Guaranty as a Guarantor in accordance with the terms thereof.

(d)                                  Such other approvals, opinions or documents as the Administrative Agent or any Lender may reasonably request.

SECTION 6.  REPRESENTATIONS AND WARRANTIES

Each Borrower with respect to itself and its Subsidiaries represents and warrants to the Administrative Agent and the Lenders as follows:

6.01                        Organization, Powers and Good Standing.

(a)                                  Organization and Powers.  Such Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite corporate power and authority and the legal right to own and operate its properties and to carry on its business as heretofore conducted in each case where failure to be so qualified would have a Material Adverse Effect.  Such Borrower and each of its Subsidiaries has all requisite corporate power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to issue the Notes and to carry out the transactions contemplated hereby and thereby.  Each Guarantor has all requisite power and authority to enter into each Loan Document to which it is a party and to carry out the transactions contemplated thereby.  Such Borrower and each of its Subsidiaries possesses all Governmental Approvals, in full force and effect, that are necessary for the ownership, maintenance and operation of its properties and conduct of its business as now conducted and proposed to be conducted in each case, and is not in material violation thereof, except where failure to be so qualified or such violation would not have a Material Adverse Effect.

(b)                                  Good Standing.  Such Borrower and each of its Subsidiaries is duly qualified and in good standing and authorized to do business in each jurisdiction where the nature of its business activities conducted or properties owned or leased requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

(c)                                  Partnerships and Joint Ventures.  Except as set forth on Schedule 6.01 hereto, as of the Closing Date neither such Borrower nor any of its Subsidiaries is a general partner or a party to or a limited partner in any general or limited, partnership or a joint venturer in any Joint Venture which has liabilities of $10,000,000 or more.  Each partnership and Joint Venture listed on Schedule 6.01 is duly organized and qualified or authorized to do business in each jurisdiction where the nature of its business activities conducted or properties owned or based requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

6.02                        Authorization, Binding Effect, No Conflict, Etc.

(a)                                  Authorization by Borrower Parties.  The execution, delivery and performance by such Borrower and each of its Subsidiaries of each Loan Document to which it is a party has been duly authorized by all necessary corporate action on the part of such Borrower or Subsidiary.

(b)                                  Execution and Delivery by Borrower Parties.  Each Loan Document to which such Borrower or any of its Subsidiaries is a party has been duly executed and delivered by such Borrower or Subsidiary.

(c)                                  Binding Obligations of Borrower Parties.  Each Loan Document to which such Borrower or any of its Subsidiaries is party is the legal, valid and binding obligation of such Borrower or Subsidiary, enforceable against such Borrower or Subsidiary in accordance with its terms, except as may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally.

(d)                                  No Conflict.  The execution, delivery and performance by such Borrower or any of its Subsidiaries of each Loan Document to which it is party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the charter or bylaws of such Borrower or Subsidiary, (ii) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any Person pursuant to any material contractual obligation of such Borrower or Subsidiary or violate any provision of Applicable Law binding on such Borrower or Subsidiary, except where such default, breach, conflict or violation would not individually or in the aggregate have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon a material asset of such Borrower or Subsidiary, except for Liens in favor of the Administrative Agent or that would not violate Section 8.01.

(e)                                  Governmental Approvals.  No Governmental Approval is or will be required to be obtained by such Borrower or any of its Subsidiaries in connection with the execution, delivery and performance by such Borrower or Subsidiary of each Loan Document to which it is a party or the transactions contemplated hereby or thereby except where the failure to obtain such Governmental Approval would not have a Material Adverse Effect.

6.03                        Financial Information.

The Borrowers’ and Guarantors’ (excluding the Parent’s) preceding two year’s fiscal year end and most recent interim financial statements, as prepared by the Parent and converted into Dollars, delivered to the Administrative Agent pursuant to Section 5.01(b)(1), were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial position of such Borrower and its Subsidiaries as at the date thereof and the results of operations and cash flow of the Borrowers and the Guarantors (other than the Parent) and their respective Subsidiaries for the period then ended, subject to changes resulting from audits and, in the case of interim financial statements, year-end adjustments.  Neither such Borrower nor any of its Subsidiaries had on such dates any Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments which are not reflected in the foregoing statements and which are material to the business, assets, prospects, results of operation or financial condition of such Borrower and its Subsidiaries, taken as a whole, other than leases for office premises, office equipment (including computers) and similar types of operating leases in the ordinary course of business.

6.04                        No Material Adverse Effect.  Since March 31, 2006, there has been no Material Adverse Effect.

6.05                        Litigation.  As of the Closing Date, except as set forth in Schedule 6.05 or any other schedule attached hereto, there are no actions, suits or proceedings pending or, to the knowledge of such Borrower, threatened against or affecting such Borrower or any of its Subsidiaries or any of the properties of such Borrower or any of its Subsidiaries before any Governmental Authority (a) in which there is a reasonable possibility of an adverse determination that would have a Material Adverse Effect, or (b) which draws into question the validity or the enforceability of this Agreement, any other Loan Document or any transaction contemplated hereby.

6.06                        Agreements; Applicable Law.  Except as set forth in Schedule 6.06, neither such Borrower nor any of its Subsidiaries is in violation of any Applicable Law, or in default under any contractual obligations to which it is a party or by which its property is bound, except where such violation or default would not individually or in the aggregate have a Material Adverse Effect.

6.07                        Taxes.  Except to the extent permitted by Section 7.04, all material tax returns and reports of such Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes which are due and payable have been paid when due and payable.  Except as described on Schedule 6.07, such Borrower knows of no proposed tax assessment against such Borrower or any of its Subsidiaries which is not being actively contested by such Borrower or such Subsidiary in good faith and by appropriate proceedings and which could reasonably be expected to result in a Material Adverse Effect; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.  Neither any such Borrower nor any Subsidiary of such Borrower is a party to or obligated under any tax sharing or similar agreement other than the Tax Sharing Agreement.

6.08                        Governmental Regulation.  Neither such Borrower nor any Subsidiary of such Borrower is (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled by such a company or (ii) subject to regulation under the Federal Power Act, the Interstate Commerce Act or to any Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

6.09                        Margin Regulations.  Neither such Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock.  The execution, delivery and performance of the Loan Documents by such Borrower and its Subsidiaries will not violate the Margin Regulations.

6.10                        Employee Benefit Plans.  Such Borrower and each of its Subsidiaries have met the minimum funding requirements of all Applicable Laws relating to employee benefit plans, and no event has occurred resulting from the failure of such Borrower or any of its Subsidiaries to comply with any Applicable Law relating to employee benefit plans, in either case that could reasonably be expected to result in a Material Adverse Effect.

6.11                        Title to Property; Liens.  Such Borrower and each of its Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, all of their respective Real Property, and good title to or valid and subsisting leasehold interests in all of their respective other property reflected in their books and records as being owned by them, and none of such property is subject to any Lien, except for Permitted Liens.

6.12                        Intentionally Omitted

6.13                        Licenses, Trademarks; Etc.  Such Borrower and each of its Subsidiaries owns or holds valid licenses in all necessary Trademarks, copyrights, patents, patent rights, licenses and other similar rights which are material to the conduct of its business as heretofore operated.  Neither such Borrower nor any of its Subsidiaries has been charged or, to the knowledge of such Borrower, threatened to be charged with any infringement of, nor has any of them infringed on, any unexpired Trademark, patent, patent registration, copyright, copyright registration or other proprietary right of any Person except where the effect thereof individually or in the aggregate would not have a Material Adverse Effect or except as set forth on Schedule 6.13.

6.14                        Environmental Condition.  Such Borrower and each of its Subsidiaries are in compliance in all material respects with all Environmental Laws, except where the failure to comply could not reasonably be expected to result in a Materially Adverse Effect.

6.15                        Solvency.  After giving effect to the transactions contemplated by the Loan Documents and the payment of all fees related thereto and hereto, as of the Closing Date, the Borrower Parties on a consolidated basis are Solvent.

6.16                        Absence of Certain Restrictions.  Neither such Borrower nor any of its Subsidiaries is subject to any contractual obligation which restricts or limits the ability of such Subsidiary to (a) pay dividends or make any distributions on its capital stock, (b) pay Indebtedness owed to such Borrower or any other Subsidiary of such Borrower, (c) make any loans or advances to such Borrower or (d) except as provided in contractual obligations respecting the specific assets subject to Permitted Liens, transfer any of its property to such Borrower.

6.17                        Labor Matters.  There are no material strikes or other labor disputes or grievances pending or, to the knowledge of such Borrowers, threatened against such Borrower or any of its Subsidiaries except as described on Schedule 6.17.  Neither such Borrower nor any Subsidiary of such Borrower is a party to any collective bargaining agreement except as described on Schedule 6.17.  Such Borrower and its Subsidiaries have complied in all material respects with the requirements of all Applicable Laws relating to labor and employment matters, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect..

6.18                        Full Disclosure.  To the knowledge of such Borrower, none of the representations or warranties made by such Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of such Borrower in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of such Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.19                        Tax Shelter Regulations.  Such Borrower does not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.60114).  In the event such Borrower determines to take any action inconsistent with such intention, the Administrative Borrower will promptly notify the Administrative Agent thereof.  If the Administrative Borrower so notifies the Administrative Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

SECTION 7.  AFFIRMATIVE COVENANTS

The Borrowers covenant and agree that, until all Obligations are paid in full, the Borrowers shall perform each and all of the following:

7.01                        Financial Statements.  The Administrative Borrower shall deliver to the Administrative Agent, with sufficient copies for each Lender, as soon as practicable and in any event within 120 days after the end of each Fiscal Year, internal financial statements of the Borrowers, the Guarantors (excluding the Parent) and the Offshore Group for such Fiscal Year, prepared by the Parent and converted into Dollars, in form and setting forth financial information reasonably satisfactory to the Arrangers.

7.02                        Certificates; Other Information.  If the Parent Credit Agreement is no longer in effect (and the Parent therefore is not separately providing such certificates and information to the administrative agent thereunder), the Administrative Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender:

(a)                                  together with each delivery of internal financial statements of the Borrowers, the Guarantors (excluding the Parent) and the Offshore Group pursuant to Section 7.01 above, a compliance certificate of the chief financial officer, treasurer, or controller of the Parent (i) stating that such officer has reviewed the terms of the Loan Documents and has made, or has caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrowers and their Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence of any Default or Event of Default during or at the end of such accounting period and that such officer does not have knowledge of the existence, as at the date of such certificate, of any Default or Event of Default, or, if he does have knowledge that a Default or an Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken, are taking, or propose to take with respect thereto; and (ii) setting forth the calculations required to establish whether the Borrowers were in compliance with this Agreement on the date of such financial statements;

(b)                                  all other certificates, notices and financial information required to be delivered by the Parent to the Administrative Agent under Section 7 of the Parent Credit Agreement; and

(c)                                  as soon as practicable and in any event within 60 days after the end of each Fiscal Quarter (and within 90 days in the case of the last Fiscal Quarter of the Parent’s Fiscal Year), a compliance certificate of the chief financial officer or controller of the Parent setting forth the Leverage Ratio, with reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited consolidated financial statements of the Parent and its Subsidiaries for the last Fiscal Quarter of such Fiscal Year, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised compliance certificate setting forth the actual calculation thereof.

7.03                        Notices.  The Administrative Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender:

(a)                                  promptly and in no event later than five (5) Business Days after any executive officer or any other Responsible Officer of any Borrower obtains knowledge of the occurrence of any Default or Event of Default, a certificate of a Responsible Officer of such Borrower or the Administrative Borrower setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto; and

(b)                                  from time to time such additional information regarding the financial position or business of the Borrowers and their Subsidiaries as the Administrative Agent on behalf of the Lenders may reasonably request.

7.04                        Records and Inspection.  Each Borrower shall, and shall cause each of its Subsidiaries to, maintain adequate books, records and accounts as may be required or necessary to permit the preparation of consolidated financial statements in accordance with sound business practices and GAAP or the equivalent international standards for such person.  Each Borrower shall, and shall cause each of its Subsidiaries to, permit such persons as the Administrative Agent may designate, at reasonable times and under reasonable circumstances, to (a) visit and inspect any properties of such Borrower and its Subsidiaries, (b) inspect and copy their books and records, and (c) discuss with their officers and employees and their independent accountants, their respective businesses; assets, liabilities, prospects, results of operation and financial condition.

7.05                        Corporate Existence, Etc.  Except as permitted by Section 8.06, each Borrower shall, and shall cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence and any rights and franchises material to its business; provided, however, that the corporate existence of any Subsidiary may be terminated if such termination is determined by such Borrower to be in its best interest and is not materially disadvantageous to the Lenders.

7.06                        Payment of Taxes.  Each Borrower shall, and shall cause each Subsidiary to, pay and discharge all material Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any material penalty shall be incurred with respect to such Taxes; provided, however, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced and shall not have been stayed, such Borrower or its applicable Subsidiary need not pay or discharge any such Tax so long as the validity or amount thereof is contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

7.07                        Maintenance of Properties.  Each Borrower shall maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all material properties useful or necessary to its business and the business of its Subsidiaries considered as a whole, and from time to time such Borrower will make or cause to be made all appropriate repairs, renewals and replacements thereto.

7.08                        Maintenance of Insurance.  Each Borrower shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies, insurance in at least such amounts, of such character and as against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.  This obligation may be fulfilled through such Borrower’s or any such Subsidiary’s continuing participation in the Parent’s global insurance program.  Each Borrower shall furnish to the Administrative Agent, upon written request, full information as to the insurance in effect at any time.

7.09                        Conduct of Business.  No Borrower shall, nor shall permit any of its Subsidiaries to, engage in any business other than the businesses in which such Borrower and its Subsidiaries taken as a whole are engaged as of the Closing Date or any businesses or activities substantially similar or related thereto except for other businesses which constitute an insubstantial part of the business of such Borrower and its Subsidiaries taken as a whole.  Each Borrower shall, and shall cause each Subsidiary to, conduct its business in compliance in all material respects with Applicable Law and all material contractual obligations.

7.10                        Further Assurances.  The Administrative Borrower shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, or recordation thereof.

7.11                        Subordination of Intercompany Loans and Advances to the Borrowers.  Each Borrower shall cause any Indebtedness owed by such Borrower to any Subsidiary to be subordinated to the Obligations on terms of subordination satisfactory to all the Lenders; provided, however, that (a) such subordination may be evidenced on a general ledger or evidenced by check, bank statement, note or other written agreement, document or instrument and (b) as long as no Event of Default under Sections 9.01(a), (f) or (g) has occurred and is continuing and no notice has been delivered under Section 9.02(b), such Borrower may pay such Intercompany Indebtedness in the ordinary course of business.  All such Intercompany Indebtedness shall be indicated on a general ledger or evidenced by a check, bank statement, note or other written agreement, document or instrument.

7.12                        Payment of Obligations.  Each Borrower Party shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a)                                  all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by each Borrower or such Subsidiary, which could reasonably be expected to result in a Material Adverse Effect;

(b)                                  all lawful claims which, if unpaid, would by law become a Lien upon its Property, which could reasonably be expected to result in a Material Adverse Effect; and

(c)                                  all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, which could reasonably be expected to result in a Material Adverse Effect.

7.13                        Compliance with Laws.  Each Borrower Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Applicable Laws of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

7.14                        Environmental Laws.  Each Borrower Party shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain any real property owned or leased by such Borrower Party or Subsidiary in compliance in all material respects with all

Environmental Laws, except where the failure of compliance could not reasonably be expected to result in a Material Adverse Effect.

7.15                        Solvency.  The Borrower Parties at all times shall be Solvent on a consolidated basis.

7.16                        Use of Proceeds.

(a)                                  The Borrowers shall use the proceeds of the Loans (i) to facilitate the investment by FML, WEBFFL, MGL and MAPL in the preferred stock of MHKHL and for the payment by MHKHL of a cash dividend to the Parent in connection with the repatriation of undistributed earnings of MHKHL under the American Jobs Creation Act of 2004 and (ii) for the payment of any closing fees or expenses associated with the closing of the transactions contemplated hereunder.

(b)                                  No portion of the Loans will be used, directly or indirectly, (i) to purchase or carry Margin Stock or (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.  No proceeds of any Loans will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.

7.17                        Additional Guarantors.  If the annual financial statements for the Fiscal Year ending September 30, 2006 or for any subsequent Fiscal Year delivered by the Administrative Borrower to the Administrative Agent pursuant to Section 7.01(a) reflect that the aggregate trailing four quarter EBITDA of the Borrowers and the Guarantors (excluding the Parent) and their respective wholly-owned direct and indirect Subsidiaries (without duplication) do not equal at least 85% of the aggregate consolidated EBITDA reported as of the Closing Date by the Offshore Group for the six months ended March 31, 2006, multiplied by two, then the Borrowers shall cause such additional Subsidiaries of the Parent to become Guarantors by executing and delivering to the Administrative Agent a joinder to the Master Guaranty so that the aggregate EBITDA of the Borrowers and the Guarantors (excluding the Parent) and their respective wholly-owned direct and indirect Subsidiaries (without duplication) for the trailing four quarter period reflected in such financial statements is at least 85% of the aggregate consolidated EBITDA reported as of the Closing Date by the Offshore Group for the six months ended March 31, 2006, multiplied by two.

SECTION 8.  NEGATIVE COVENANTS

The Borrowers covenant and agree that, until all Obligations are paid in full, the Borrowers shall perform each and all of the following:

8.01                        Liens.  No Borrower Party shall, nor shall any Borrower Party permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Borrower Party or Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom or rights in respect thereof, except:

(a)                                  Customary Permitted Liens;

(b)                                  Liens on cash collateral in favor of the Administrative Agent under (and as defined in) the Parent Credit Agreement pursuant to Sections 3.01(c) and 3.08 of the Parent Credit Agreement;

(c)                                  Existing Liens;

(d)                                  any attachment or judgment Lien not otherwise constituting an Event of Default in existence less than sixty (60) days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) the applicable Borrower Party or its Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

(e)                                  Liens existing on property or assets of any Person at the time such Person becomes a Subsidiary or such property or assets are acquired, but only, in any such case, (i) if such Lien was not created in contemplation of such Person becoming a Subsidiary or such property or assets being acquired, and (ii) so long as such Lien does not encumber any assets other than the property subject to such Lien at the time such Person becomes a Subsidiary or such property or assets are acquired;

(f)                                    Liens on assets securing Indebtedness permitted to be incurred or assumed pursuant to Section 8.02(e), including any interest or title of a lessor under any Capitalized Lease, provided that any such Lien does not encumber any property other than assets constructed or acquired with the proceeds of such Indebtedness;

(g)                                 leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower Parties and their Subsidiaries taken as a whole;

(h)                                 any Lien constituting a renewal, extension or replacement of any Existing Lien or any Lien permitted by clauses (f) or (g) of this Section 8.01, but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of Indebtedness secured thereby does not exceed the principal amount of such Indebtedness so secured unless such excess is permitted by Section 8.02 to be incurred and by this Section 8.01 to be secured by such Lien at the time of the extension, renewal or replacement, the maturity thereof is not shortened and such Lien is limited to all or a part of the property subject to the Lien extended, renewed or replaced;

(i)                                    other Liens incidental to the conduct of the business or the ownership of the property of such Borrower Party or Subsidiary which were not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business and which, in any event, do not secure obligations aggregating in excess of $20,000,000; and

(j)                                    to the extent the negative pledge clauses contained in the Private Shelf Agreements as defined in the Master Guaranty and Intercreditor Agreement (as defined in the Parent Credit Agreement) constitute Liens;

provided that if, notwithstanding this Section 8.01, any Lien which this Section 8.01 proscribes shall be created or arise without the prior written consent of the Lenders (including with respect to this proviso), the Obligations shall be secured by such Lien equally and ratably with the other Indebtedness secured thereby and the Borrowers will take or cause to be taken all such action as may be requested by the Administrative Agent or the Majority Lenders to confirm and protect such Lien in favor of the Lenders; provided, further, however, that notwithstanding such equal and ratable securing, the existence of such Lien shall constitute a default by the Borrowers in the performance or observance of this Section 8.01.

8.02                        Indebtedness.  No Borrower Party shall, nor shall any Borrower Party permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become, or remain liable with respect to any Indebtedness, except:

(a)                                  the Obligations;

(b)                                  Indebtedness incurred under the Loan Documents or under the Loan Documents related to (and as defined in) the Parent Credit Agreement;

(c)                                  Subordinated Debt;

(d)                                  Existing Indebtedness listed on Schedule 8.02 other than Indebtedness relating to financial letters of credit;

(e)                                  purchase money Indebtedness, provided that such Indebtedness (i) if incurred in connection with a Capitalized Lease Obligation does not in the aggregate exceed $20,000,000 at any time, (ii) if incurred in connection with the purchase of real estate does not in the aggregate exceed $20,000,000 at any time, (iii) does not exceed the cost to such Borrower Party or its Subsidiary of the assets constructed or acquired with the proceeds of such Indebtedness and (iv) is incurred within twelve (12) months following the date of the completion or acquisition of the asset so constructed or acquired;

(f)                                    Contingent Obligations with respect to performance, bid, advance payment and other similar obligations (which may be in the form of guarantees or letters of credit issued outside of this Agreement and the Parent Credit Agreement to the extent the aggregate outstanding amount of such guarantees and letters of credit issued outside this Agreement and the Parent Credit Agreement do not exceed $45,000,000 at any time), provided that such Indebtedness (i) is incurred to support contracts or bids in the ordinary course of business, (ii) remains contingent and (iii) is unsecured (other than banker’s liens, set-off rights or similar liens);

(g)                                 Contingent Obligations with respect to unsecured (other than banker’s liens, set-off rights or similar liens) financial letters of credit issued outside of the Parent Credit Agreement in an aggregate outstanding amount not exceeding $20,000,000 at any time;

(h)                                 Indebtedness incurred in the ordinary course of business with respect to equipment leases or purchases, operating expenses and real property leases necessary for the performance of Joint Venture projects; provided that such Indebtedness is unsecured (except to the extent permitted under Section 8.01);

(i)                                    Intercompany Indebtedness of a Subsidiary to a Borrower Party or a Wholly-Owned Subsidiary of a Borrower Party which is Subordinated Debt, to the extent permitted by Section 8.04(c) and (d);

(j)                                    other unsecured Indebtedness owing offshore by Subsidiaries or Affiliates of a Borrower Party exclusively for the purpose of short term working capital requirements or managing foreign currency risk and tax liabilities consistent with existing business practices not in excess of $50,000,000 at any time outstanding;

(k)                                Contingent Obligations with respect to Swap Contracts in connection (i) with bona fide hedging operations against interest rates on funded Indebtedness of the Parent and its Subsidiaries in an aggregate notional amount not exceeding such funded Indebtedness at any time outstanding, and (ii) with the conduct of its business; provided that in each case such Indebtedness (A) is incurred in the ordinary course of business, (B) is unsecured and (C) remains contingent;

(l)                                    Contingent Obligations incurred by any Borrower Party or any Subsidiary with respect to Indebtedness payable by other Subsidiaries which is permitted to be incurred by such other Subsidiary under this Section 8.02;

(m)                              Contingent Obligations incurred by any Borrower Party or any Subsidiary with respect to Indebtedness for borrowed money of Joint Ventures which are not included in the consolidated financial statements of the Parent under GAAP, provided that (i) such Indebtedness and such Contingent Obligations are incurred in the ordinary course of business, (ii) such Indebtedness is fully secured by assets not reflected on the consolidated balance sheet of the Parent, (iii) such Contingent Obligations do not in the aggregate exceed $50,000,000 at any time outstanding (less the amount of any such Existing Indebtedness then outstanding), (iv) the Contingent Obligations with respect to Indebtedness of any Joint Venture shall be several, and not joint and several, obligations and shall apply only to a portion of such Indebtedness not exceeding a portion based on the percentage interest of the Borrower Party or such Subsidiary in the equity of such Joint Venture (or if the Contingent Obligations with respect to such Indebtedness shall be joint and several, all such Indebtedness shall be included as Contingent Obligations in clause (iii) above), and (v) such Contingent Obligations remain contingent;

(n)                                 Contingent Obligations with respect to indemnity obligations pursuant to provisions of the Employee Benefit Plans of the Parent or its Subsidiaries and the Plan, provided that such Indebtedness (i) is incurred in the ordinary course of business and (ii) remains contingent;

(o)                                  Indebtedness and Contingent Obligations incurred outside this Agreement and the Parent Credit Agreement (including guarantees and letters of credit issued in excess of the dollar limits set forth in clauses (f) and (g) above), not exceeding the greater of $105,000,000 or 20% of Consolidated Net Worth in the aggregate at any time;

(p)                                  Indebtedness consisting of notes for the purchase of employees’ or retirees’ stock in accordance with existing business practice; and

(q)                                  Indebtedness incurred to refinance Indebtedness described in clauses (d), (e), (f), (g) and (j) above; provided, however, that (i) the unpaid balance is not increased (except if the incurrence of any amount of excess thereof would otherwise then be permitted by the terms of this Agreement) and (ii) if such refinanced Indebtedness is repaid prior to the scheduled maturity thereof, such refinancing Indebtedness shall (A) not mature or be required to be repaid, purchased or otherwise retired earlier than the corresponding portion of the Indebtedness being prepaid or (B) not result in a Default or an Event of Default.

8.03                        Restricted Payments.  No Borrower, no Guarantor (other than the Parent), nor any Subsidiary of a Borrower or Guarantor (other than the Parent) shall declare, pay or make, or agree to declare, pay or make, any Restricted Payment.

8.04                        Investments.  No Borrower Party shall, nor shall any Borrower Party permit any of its Subsidiaries to, make or own any Investment in any Person, except:

(a)                                  Permitted Investments, provided that Investments of the type described in clause (d) of the definition of Permitted Investments that are made outside of the United States shall not exceed $50,000,000 in the aggregate at any time;

(b)                                  any Investment existing on the Closing Date in any of the Subsidiaries or in any of the Joint Ventures identified on Schedule 6.01;

(c)                                  Investments by any Subsidiary of a Borrower Party in the Parent or in any Wholly-Owned Subsidiary of a Borrower Party;

(d)                                  Investments by a Wholly-Owned Subsidiary of a Borrower Party in any Wholly-Owned Subsidiary of a Borrower Party;

(e)                                  trade credit extended on usual and customary terms in the ordinary course of business;

(f)                                    advances to employees for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(g)                                 Investments in the ordinary course of business by a Borrower Party or any of its Subsidiaries in contract Joint Ventures for the purpose of performing projects with other companies; provided that if such Joint Ventures are not structured so that neither any Borrower Party nor any Significant Subsidiary of the Parent (as such term is defined in the Parent Credit Agreement) shall be responsible for the acts or omissions of other companies except to the extent covered by insurance or limited to Indebtedness for expenses permitted by Section 8.02(g), the Borrowers shall have determined that such structure would not individually or in the aggregate with other similarly structured Joint Venture have a Material Adverse Effect;

(h)                                 the Investments to be made by FML, WEBPPL, MGL and MAPL in the preferred stock of MHKHL with a portion of the proceeds of the Loans; and

(i)                                    other Investments not otherwise permitted above; provided, however, that:

(A)                              the aggregate consideration consisting of cash and assumed debt paid by the Borrower Parties and their Subsidiaries for such Investments in any Fiscal Year shall not exceed $150,000,000.

(B)                                the cash and assumed debt portion of the aggregate consideration paid by the Borrower Parties and their Subsidiaries for any such single Investment shall not exceed $100,000,000;

(C)                                if the cash and assumed debt portion of the aggregate consideration paid by the Borrower Parties and their Subsidiaries for any such single Investment exceeds $25,000,000, the Administrative Borrower shall, prior to the completion of such Investment by the applicable Borrower Party or Subsidiary, submit to the Administrative Agent for distribution to the Lenders, a certificate demonstrating compliance with Section 8.05 on a pro forma basis after giving effect to such Investment;

(D)                               each such Investment shall be subject to Section 7.09 and

(E)                                 no such Investment in any Person shall be opposed by the board of directors of such Person.

8.05                        Financial Covenants.

(a)                                  Leverage Ratio.  The Borrowers shall not permit the Leverage Ratio to be greater than (i) 3.00 to 1.00 as of the end of the first Fiscal Quarter of each Fiscal Year or (ii) 2.75 to 1.00 as of the end of each other Fiscal Quarter.

(b)                                  Minimum Consolidated Net Worth.

(1)                                  Initial Covenant Level.  The Borrowers shall not permit, at the end of any Fiscal Quarter, Consolidated Net Worth to be less than the sum of (i) 85% of the Consolidated Net Worth reported on the audited financial statements for the Fiscal Year of the Parent ended September 30, 2003, plus (ii) 50% of Consolidated Net Income for each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2003, in which the Parent has positive Consolidated Net Income; plus (iii) 75% of the net difference between (A) the aggregate net cash proceeds received by the Parent from an IPO minus (B) the aggregate consideration paid by the Parent for the repurchase of any shares of the Parent’s Capital Stock, including any shares of Preferred Stock other than Permitted Chinese Stock, using the net cash proceeds from such IPO, plus (iv) 100% of the aggregate net proceeds received by the Parent from the sale of any other equity securities of the Parent (except for (a) equity securities issued to replace, redeem, or purchase existing equity securities and (b) Permitted Chinese Stock), plus (v) an amount equal to (A) 100% of the principal contributions accrued for stock match programs for employees, consultants and Directors for purchases of the Parent’s Capital Stock included in the determination of Consolidated Net Income for each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2003, less (B) the amount of negative Consolidated Net Income for each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2003, in which the Parent has negative Consolidated Net Income (provided, however, that the amount determined by this clause (v) shall not be less than zero); plus (vi) 100% of any increase in the Consolidated Net Worth of the Parent as a result of the acquisition (by merger or otherwise) of a Person other than a Wholly Owned Subsidiary; plus (vii) 100% of the net change in Consolidated Net Worth as a result of (A) the sale of the Parent’s Capital Stock to employees, consultants and Directors, minus (B) the repurchase or redemption of any shares of the Parent’s Capital Stock from former employees, consultants and Directors of the Parent; minus (viii) a one-time charge of up to $10,000,000 for the impairment of goodwill related to the write-down in value of The McClier Corporation; minus (ix) a one-time, non-cash charge in accordance with GAAP for any adjustment of accruals for defined benefit pension plans from accumulated benefit obligations to projected benefit obligations in an amount not to exceed the lesser of (a) the actual amount of such adjustment or (b) $50,000,000.  For the purpose of determining the Parent’s compliance with the foregoing minimum Consolidated Net Worth covenant, notwithstanding any contrary treatment under GAAP, all Preferred Stock shall be treated as equity of the Parent.

(c)                                  Fixed Charge Coverage Ratio.  The Borrowers shall not permit, on the last day of any Fiscal Quarter, the Fixed Charge Coverage Ratio to be less than the correlative amount set forth below:

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
September 30, 2006	1.10 to 1.00
December 31, 2006	1.10 to 1.00
March 31, 2007	1.10 to 1.00
June 30, 2007 and as of the last day of each Fiscal Quarter ending thereafter	1.25 to 1.00

8.06                        Restriction on Fundamental Changes.  Unless permitted by Section 8.07, no Borrower Party shall, nor shall any Borrower Party permit any of its Wholly-Owned Subsidiaries to, enter into any merger, consolidation, reorganization or recapitalization, reclassification of its capital stock which causes the maturity date of such capital stock to be earlier than 3 years after the date of such classification, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its or their business or assets, whether now owned or hereafter acquired, except that, as long as no Default or Event of Default shall exist after giving effect thereto, any Wholly-Owned Subsidiary of a Borrower Party may be merged or consolidated into a Borrower Party or any other Subsidiary of a Borrower Party or be liquidated, wound up or dissolved, or all or substantially all of its business or assets may be sold, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to a Borrower Party or any other Subsidiary of a Borrower Party; provided that neither any Borrower Party nor any Subsidiary of a Borrower Party may be involved in any such transaction unless such Borrower Party, or a Subsidiary of a Borrower Party, as the case may be, is the surviving or acquiring corporation and the net worth of such

Borrower Party or Subsidiary of a Borrower Party, as the case may be, is unchanged or higher after giving effect to such merger or other transaction.

8.07                        Asset Dispositions.

(a)                                  No Borrower nor any Guarantor (other than the Parent) shall, nor shall permit any of its Subsidiaries to, make any Asset Disposition, including any Sale-Leaseback Transaction, unless either:

(i)                                     the Board of Directors of the applicable Borrower, Guarantor (other than the Parent) or Subsidiary has reasonably determined in good faith that the terms of the transaction are fair and reasonable to such Borrower, Guarantor (other than the Parent) or Subsidiary, as the case may be; and within one year after the Asset Disposition such Borrower, Guarantor (other than the Parent) or Subsidiary shall have used any Net Cash Proceeds to (A) replace the properties or assets that were the subject of the Asset Disposition, (B) acquire properties or assets used in the business of such Borrower, Guarantor (other than the Parent) or Subsidiary as conducted on the date of this Agreement or (C) repay all or part of any Indebtedness covered by the Master Guaranty and Intercreditor Agreement (as defined in the Parent Credit Agreement) or any Indebtedness under this Agreement; or

(ii)                                  the aggregate assets disposed of by the Borrowers, the Guarantors (other than the Parent) and their respective Subsidiaries in any 12-month period during the term of this Agreement shall not have a value exceeding $10,000,000; and the aggregate assets disposed of by the Borrowers, the Guarantors (other than the Parent) and their respective Subsidiaries on a cumulative basis during the term of this Agreement shall not have a value exceeding $30,000,000, excluding for the purpose of either such limitation the value of any assets transferred to a Subsidiary of the Parent which following such transfer becomes a Guarantor.

(b)                                  no Borrower nor any Guarantor (other than the Parent) will in any event, and no Borrower nor any Guarantor (other than the Parent) will permit any of its Subsidiaries to, directly or indirectly, sell with recourse, discount (except in the ordinary course of business consistent with past practice to compromise disputes with customers), or otherwise sell for less than the face value thereof or for consideration other than cash, any of their respective accounts receivable.

(c)                                  Notwithstanding anything to the contrary set forth in subsection (a) above, in no event may any Borrower, Guarantor (other than the Parent) or Subsidiary of any Borrower or Guarantor (other than the Parent) make any Asset Disposition if on a pro forma basis giving effect to such Asset Disposition the aggregate trailing four quarter EBITDA of the Borrowers, the Guarantors (excluding the Parent) and their respective wholly-owned direct and indirect Subsidiaries (without duplication), excluding the contribution to EBITDA represented by the assets proposed to be disposed of, as of the last day of the most recent Fiscal Quarter ended prior to the date of such proposed Asset Disposition would not equal at least 85% of the aggregate consolidated EBITDA reported as of the Closing Date by the Offshore Group for the six months ended March 31, 2006, multiplied by two.

8.08                        Reserved.

8.09                        Restrictive Agreements. No Borrower nor any Guarantor (other than the Parent) shall, nor shall any Borrower nor any Guarantor (other than the Parent) permit any of its Subsidiaries to, enter into any contractual obligation which restricts or limits the ability of any Subsidiary of such Borrower or Guarantor (other than the Parent) to (a) pay dividends or make any distribution on its capital stock, (b) pay Indebtedness owed such Borrower or Guarantor (other than the Parent), (c) make any loans or advances to such Borrower or Guarantor (other than the Parent) or (d) except as provided in contractual obligations respecting the specific assets subject to Permitted Liens, transfer any of its property to such Borrower or Guarantor (other than the Parent) except as permitted under this Agreement.

8.10                        Change in Business.  No Borrower nor any Guarantor (other than the Parent) shall, nor shall any Borrower nor any Guarantor (other than the Parent) permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Offshore Group on the date hereof, without in each case obtaining the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld).

8.11                        Accounting Changes.  For the purposes of the EBITDA calculations under Sections 7.17 and 8.07(c), the Borrower Parties shall use the same accounting principals as used for the EBITDA calculation under Section 5.01(i).

SECTION 9.  EVENTS OF DEFAULT

9.01                        Events of Default.  The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an “Event of Default”) hereunder:

(a)                                  Failure to Make Payments.  The Borrowers (i) shall fail to pay when due any principal (whether at stated maturity, upon acceleration, by notice of or other requirement of prepayment, by operation of Section 2.06 or otherwise) of any Loan or (ii) shall fail to pay interest on any Loan or any fees payable hereunder within three (3) Business Days of the date when due or (iii) shall fail to pay any costs, expenses or other amounts payable hereunder or under any Notes or any other Loan Documents within ten (10) Business Days after the Administrative Agent notifies the Administrative Borrower that such amount has become due;

(b)                                  Default in Other Agreements.  Any Borrower Party or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn, committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than 2% of the Parent’s Consolidated Net Worth when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation of more than 2% of the Parent’s Consolidated Net Worth, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(c)                                  Breach of Certain Covenants.  Any Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation to be performed, observed or complied with by it pursuant to Section 7.01, Section 7.05 (insofar as such Section requires the preservation of the corporate existence of such Borrower), Section 7.06, Section 7.11 or Section 8 (other than Section 8.10);

(d)                                  Breach of Warranty.  Any representation or warranty or certification made or furnished by any Borrower Party under this Agreement, the other Loan Documents or any agreement, instrument or document contemplated hereby and thereby shall, prove to have been false or incorrect in any material respect when made;

(e)                                  Other Defaults Under Agreement and Other Loan Documents.  Any Borrower Party shall fail to perform, comply with or observe any covenant or obligation to be performed, observed or complied with by it under this Agreement (other than those provisions referred to in Sections 9.0 1(a) and (c) above) or the other Loan Documents and such failure shall not have been remedied or waived within thirty (30) days after notice thereof by the Administrative Agent;

(f)                                    Involuntary Bankruptcy; Appointment of Receiver, Etc. There shall be commenced against any Borrower Party or an involuntary case seeking the liquidation or reorganization of any Borrower Party under Chapter 7 or Chapter 11 of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of any Borrower Party to take possession of all or a substantial portion of the property or to operate all or a substantial portion of the business of any Borrower Party and any of the following events occur: (i) any Borrower Party consents to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of sixty (60) days; or (iv) an order for relief shall have been issued or entered therein;

(g)                                 Voluntary Bankruptcy; Appointment of Receiver, Etc.  Any Borrower Party shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11 of the Bankruptcy Code; or any Borrower Party shall file a petition, answer, or complaint or shall otherwise institute any similar proceeding under any other Applicable Law, or shall consent thereto; or any Borrower Party shall consent to the conversion of an involuntary case to a voluntary case; or any Borrower Party shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers to take possession of all or a substantial portion of the property or to operate all or a substantial portion of the business of any Borrower Party; or any Borrower Party shall make a general assignment for the benefit of creditors; or any Borrower Party shall generally not pay its debts as they become due; or the Board of Directors of any Borrower Party (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing;

(h)                                 Judgments and Attachments.  Any Borrower Party or any of its Subsidiaries shall suffer any money judgments, writs, or warrants of attachment, or similar processes, which individually or in the aggregate involve an amount in excess of 3% of the Parent’s Consolidated Net Worth and shall not discharge, vacate, bond, or stay the same within a period of 45 days unless the amount of such judgments, writs, warrants or attachments are fully covered by insurance (provided that any deductible in excess of 3% of the Parent’s Consolidated Net Worth is supported by a bond or letter of credit in at least the amount by which such deductible exceeds 3% of the Parent’s Consolidated Net Worth and the insured has in writing accepted liability therefor; or a judgment creditor shall obtain possession of any material portion of the assets of the Parent or any of its Subsidiaries by any means, including, without limitation, levy, distraint, replevin or self-help;

(i)                                    Intentionally Omitted.;

(j)                                    Failure of Subordination.  Any agreement to subordinate other Indebtedness in an aggregate amount in excess of $1,000,000 in right of payment to the Obligations, at any time and for any reason other than satisfaction in full of all of the Obligations or satisfaction in full of such Subordinated Debt upon the originally stated maturity thereof, ceases to be in full force and effect in any material respect or is declared to be null and void;

(k)                                Termination of Master Guaranty.  The Master Guaranty, or any material provision therein, shall cease to be in full force and effect for any reason; or any of the Guarantors shall contest or purport to repudiate or disavow the Master Guaranty;

(l)                                    Guarantor Defaults.  Any Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement in the Master Guaranty; or the Master Guaranty shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or

(m)                              Change in Ownership.  Any Borrower or Guarantor (excluding the Parent) shall cease to be a Wholly-Owned Subsidiary of the Parent, unless such Borrower or Guarantor (other than the Parent) ceases to be a Wholly-Owned Subsidiary of the Parent as a result of a strategic partnership or other strategic business arrangement but continues to be a Subsidiary of the Parent; or

(n)                                 Default under Parent Credit Agreement.  An Event of Default shall occur and be continuing under (and as defined in) the Parent Credit Agreement.

9.02                        Remedies.  Upon the occurrence of an Event of Default:

(a)                                  If an Event of Default occurs under Section 9.01(f) or (g), then the unpaid principal amount of and any accrued interest on all of the Loans shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Borrowers.

(b)                                  If an Event of Default occurs under Section 9.01, other than under Section 9.01(f) or (g), the Administrative Agent upon request of the Majority Lenders shall, by written notice to the Administrative Borrower, declare that the unpaid principal amount of the Loans, together with any and all accrued interest thereon, shall become due and payable without presentment, demand, protest, any additional notice whatsoever or other requirements of any kind, all of which are hereby expressly waived by the Borrowers.

SECTION 10.  ADMINISTRATIVE AGENT

10.01                 Appointment and Authorization.  Each of the Lenders hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

10.02                 Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.03                 Liability of Administrative Agent.  None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Parent or any Subsidiary or Affiliate of the Parent, or any official thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower Party to any Loan Document to perform its obligations hereunder or thereunder.  No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of the Parent’s Subsidiaries or Affiliates.

10.04                 Reliance by Administrative Agent.

(a)                                  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Parent), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b)                                  For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

10.05                 Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received Requisite Notice from a Lender or the Administrative Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Lenders in accordance with Section 9; provided, however, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.06                 Credit Decision.  Each Lender expressly acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower Parties shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this

Agreement and extend credit to the Borrowers hereunder.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower Party.  Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower Party which may come into the possession of any of the Administrative Agent-Related Persons.

10.07                 Indemnification.  Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of any Borrower Party and without limiting the obligation of any Borrower Party to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Administrative Agent) be imposed on, incurred by or asserted against any Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suites, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of any Borrower Party.  Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority, of the United States or other jurisdiction asserts a claim that the Administrative Agency did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs).  The obligation of the Lenders in this Section shall survive the payment of all Obligations hereunder.

10.08                 Administrative Agent in Individual Capacity.  Union Bank and its Affiliates may make loans to issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Parent and its Subsidiaries and Affiliates as though Union Bank were not the Administrative Agent hereunder and without notice to or consent of the Lenders.  With respect to its Loans, Union Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms “the Lender” and “the Lenders” shall include Union Bank in its individual capacity.

10.09                 Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders.  If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by each of the Borrower Parties at all times other than during the existence of an Event of Default (which consent of the Borrower Parties shall not be unreasonably withheld or delayed).  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Parent, a successor administrative agent from among the Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

10.10                 Arranger.  No Person identified herein as the “Arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement to any Lender.  Without limiting the foregoing, no such Person shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 11.  MISCELLANEOUS

11.01                 Amendments and Waivers.  No amendment or waiver of any provision of this Agreement or any other Loan Document except a Swap Contract constituting a Loan Document, and no consent with respect to any departure by any Borrower Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrowers and acknowledged by the Administrative Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and the Borrowers, and acknowledged by the Administrative Agent, do any of the following:

(a)                                  increase or extend the Commitment of any Lender or subject any Lender to any additional obligations;

(b)                                  postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Documents; provided, that any Lender may individually agree to a reduction in such Lender’s interest rate by separate agreement with the Borrowers, which reduction, expressed as a percentage of the interest rates that would otherwise be applicable hereunder, shall be notified to the Administrative Agent in writing by such Lender and the Borrowers, and the Administrative Agent shall apply such reduction to the interest due to such Lender until it receives written notice from such Lender to the contrary;

(c)                                  reduce the principal of, or the rate of interest specified herein for any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

(d)                                  change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(e)                                  except as provided in Section 4.07, change the Pro Rata Share of any Lender or change the right of any Lender to receive its Pro Rata Share (or other applicable share as expressly provided herein) of any payment or distribution to be made hereunder;

(f)                                    amend this Section 11.01 or Section 2.11 or any provision providing for consent or other action by all the Lenders or amend the definition of “Majority Lenders;”

(g)                                 amend the definition of “Offshore Currency;” or

(h)                                 discharge the Parent from liability under the Master Guaranty or discharge any other Guarantor from liability under the Master Guaranty, except (i) in connection with a sale of the Capital Stock of such Guarantor in accordance with Section 8.06 or Section 8.07 or (ii) subject to the terms of the Master Guaranty;

provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

11.02                 Transmission and Effectiveness of Communications and Signatures.

(a)                                  General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 11.02 or, in the case of the Administrative Borrower or the Administrative Agent, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Administrative Borrower and the Administrative Agent.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Section 2 shall be in writing (which may be by facsimile), except as provided herein and shall not be effective until actually received by such Person.  Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 11.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(b)                                  Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)                                  Limited Use of Electronic Mail.  Electronic mail and internet and intranet websites may be used only to distribute routine communications, subject to the applicable provisions of Section 6.02, such as financial statements, backlog, projections, management letters, compliance certificates and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d)                                  Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower.  All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03                 No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.04                 Costs and Expenses.  The Borrowers shall, whether or not the transactions contemplated hereby shall be consummated:

(a)                                  pay or reimburse Union Bank (including in its capacity as the Administrative Agent) and BMO Capital Markets (in its capacity as the Syndication Agent) within five Business Days after demand for all costs and expenses incurred by Union Bank or Harris in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by Union Bank (including in its capacity as the Administrative Agent) with respect thereto;

(b)                                  pay or reimburse each Lender and the Administrative Agent within five Business Days after demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any “workout” or restructuring regarding the Loans, and including in any bankruptcy or insolvency proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Administrative Agent and any Lender; and

(c)                                  during the continuance of an Event of Default, pay or reimburse Union Bank (including in its capacity as the Administrative Agent) within five Business Days after demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Union Bank (including in its capacity as the Administrative Agent) in connection with the matters referred to under Sections (a) and (b) of this Section.

11.05                 Indemnity and Reimbursements.

(a)                                  In addition to the payment of expenses pursuant to Section 11.04, each Borrower agrees (i) to indemnify, defend and hold harmless the Administrative Agent, each Lender and the officers, directors, employees, agents, attorneys and Affiliates of the Administrative Agent and each Lender (the “Indemnitees”) from and against (A) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of a Loan, and (B) any and all liabilities, losses, damages, penalties (except, in the case of tax penalties, amounts imposed as a result of the unreasonable delay of the Lenders in paying taxes), judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, Attorney Costs) which may be imposed on, incurred by or asserted against such Indemnitee arising out of or in connection with (1) this Agreement or any Loan Document, the making of any Loan or any use or intended use of the proceeds of any Loan, or (2) any tax penalties (except amounts imposed as a result of the unreasonable delay of the Lenders in paying taxes) and interest due the IRS relating to the foregoing (the “Indemnified Liabilities”), and (ii) to reimburse the Indemnitees, upon their demand as incurred for any costs or expenses (including, without limitation, Attorney Costs) incurred in connection with investigating, defending or preparing to defend or participating (including as a witness) in any investigative, administrative or judicial proceeding whether or not such Indemnitee shall be designated a party thereto, whether commenced or threatened, with respect to any such actual, alleged or threatened liability, loss, damage, penalty (except, in the case of tax penalties, amounts imposed as a result of the unreasonable delay of the Lenders in paying taxes), judgment, suit, claim, cost or expense. Notwithstanding the foregoing, no Borrower shall have any obligation hereunder with respect to (1) any Indemnified Liabilities owed to any Borrower that are directly attributable to claims by a Borrower that the Administrative Agent or the Lenders have breached this Agreement or (2) any Indemnified Liabilities to the extent they are finally adjudged by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of any Indemnitee.

(b)                                  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate -of exchange used shall be Spot Rate.  The obligation of the Borrowers in respect of any such sum due from them shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Loan Documents (the “Agreement Currency”), be discharged only to the extent that the Administrative Agent and the Lenders can purchase the Dollar Equivalent of the Agreement Currency.  If the amount of the Agreement Currency so purchased is insufficient, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify relevant Indemnitees against such loss.  If the Dollar Equivalent of the Agreement Currency is greater than the amount due, the Lender agrees to return any excess to the Person who may be entitled thereto.

(c)                                  Each Indemnitee will promptly notify the Administrative Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 11.05; provided, however, that the failure to so notify the Administrative Borrower shall in no way impair any Borrower’s obligations under this Section 11.05, except to the extent that such failure to so notify has an adverse effect on such Borrower.  If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 11.05, the Borrowers shall be entitled to participate in the defense of such action, suit, or proceeding at their own expense.  Unless an Event of Default has occurred and is continuing, to the extent a Borrower so elects, it may assume such defense (and by such assumption shall be deemed to have accepted responsibility for any judgment, settlement, or other liability arising therefrom other than such as may arise as a result of the gross negligence or willful misconduct of the Indemnitee), to be conducted by counsel chosen by it, which counsel shall be satisfactory to such Indemnitee.  Each Borrower agrees to keep such Indemnitee advised of the status of such defense and to consult with such Indemnitee prior to taking any material position with respect thereto.  Such Indemnitee shall, however, be entitled to employ counsel (including in-house counsel) separate from the Borrowers and from any other party in such action if such Indemnitee shall reasonably determine that a conflict of interest exists which makes representation by counsel chosen by the Borrowers not advisable.  The fees and disbursements of such separate counsel

(including the allocated cost of in-house counsel) shall be paid by the Borrowers; provided that the Borrowers shall not be required to pay the fees and disbursements of more than one such separate counsel in any one proceeding or series of related proceedings.  Such Indemnitee shall not agree to the settlement of any such claim without the consent of the Borrowers, unless the Borrowers shall have been given notice of the commencement of an action and shall have failed to assume or fund the defense thereof as herein provided or an Event of Default under Section 9.01(f) or (g) shall have occurred or there shall have been delivered to the Parent notice under Section 9.02(b).  To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding provisions may be of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.  All Indemnified Liabilities shall be payable on demand.

(d)                                  The obligations of the Borrowers under this Section 11.05 shall survive the termination of this Agreement and the discharge of the Borrowers’ other obligations hereunder.

11.06                 Marshalling; Payments Set Aside.  Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Borrower makes a payment or payments to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy or insolvency proceeding, or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.

11.07                 Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

11.08                 Assignments, Participations, Etc.

(a)                                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it; provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the outstanding Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01, 4.02 and 4.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrowers (at their expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the principal amounts of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Parent or any of the Parent’s Affiliates or Subsidiaries (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to such Lender; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Master Guaranty.  Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01, 4.02 and 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)           A Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a foreign Person if it were a Lender shall not be entitled to the benefits of Section 4.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.01 as though it were a Lender.

(f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or (B) an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower Party or any Affiliate or Subsidiary of a Borrower Party.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(h)           Each Lender agrees to take normal and reasonable precautions and exercise due care, to maintain the confidentiality of all information identified as “confidential” by any Borrower and provided to it by a Borrower or any Subsidiary of any Borrower, or by the Administrative Agent on such Borrower’s or Subsidiary’s benefit, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Lender, or (ii) was or become available on a non-confidential basis from a source other than a Borrower, provided that such source is not bound by a confidentiality agreement with any Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any Applicable Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, and (F) to such Lender’s independent auditors and other professional advisors provided such auditors or professional advisors agree in writing to keep such information confidential to the same extent required of the Lenders hereunder.  Notwithstanding the foregoing, each Borrower authorizes each Lender to disclose to any Participant, Assignee or counterparty (or its advisor) to any swap, securitization or derivative transaction referencing or involving any of the rights or obligations of such Lender under this Agreement (each, a “Transferee”) and to any prospective Transferee, such financial and other information in such Lender’s possession concerning any Borrower or its Subsidiaries which has been delivered to the Administrative Agent or the Lenders pursuant to this Agreement or which has been delivered to the Administrative Agent or the Lenders by any Borrower in connection with the Lender’s credit evaluation of the Borrowers prior to entering into this Agreement; provided, however, that, unless otherwise agreed by the Borrowers, such Transferee agrees in writing to such Lender to keep such information confidential to the same extent required of the Lenders hereunder.  Notwithstanding anything herein to the contrary, effective immediately upon commencement of any discussions regarding the transactions contemplated in this Agreement and any other Loan Document, confidential information shall not include, and all parties to this Agreement or any of the Loan Documents (and each employee representative, or other agent of any such party) may disclose to any and all Persons without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

(i)            Each Lender shall promptly notify the Administrative Borrower if it determines or otherwise treats the Loans and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1.

11.09      Set-Off.  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.  Each Lender agrees promptly to notify the Administrative Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section 11.09 are in addition to the other rights and remedies (including other rights of set-off) which the Lender may have.

11.10      Notification of Addresses, Lending Offices, Etc.  Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

11.11      Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Administrative Borrower and the Administrative Agent.

11.12      Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11.13      No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders and the Administrative Agent, and their permitted successors, assignees and participants, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  Neither the Administrative Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

11.14      Time.  Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

11.15                 Governing Law and Jurisdiction.

(a)                                  THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCEPT, IN THE CASE OF SECTION 3, TO THE EXTENT THAT SUCH LAWS ARE INCONSISTENT WITH THE UCP; PROVIDED THAT ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)                                  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT, AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

11.16                 Waiver of Jury Trial.  THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.17                 Entire Agreement.  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and any prior arrangements made with respect to the payment by the Borrowers of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

11.18                 Obligations Joint and Several; Appointment of Administrative Borrower; Certain Waivers.

(a)                                  The obligations of the Borrowers under this Agreement are joint and several.

(b)                                  Each Borrower agrees that neither the Administrative Agent nor any Lender shall have any responsibility to inquire into the apportionment, allocation or disposition of the proceeds of any Credit Extension as among the Borrowers.

(c)                                  Anything contained in this Agreement to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Borrower under this Agreement, such obligations of such Borrower hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state or foreign law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower (x) in respect of intercompany indebtedness to the Parent, its Subsidiaries or other Affiliates of the Parent to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Borrower hereunder and (y) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 11.18(c), pursuant to which the liability of such Borrower hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under Section 11.18(d)).

(d)                                  The Borrowers together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Section 11.18.  Accordingly, in the event any payment or distribution is made on any date by any Borrower under this Section 11.18 (a “Funding Borrower”) that exceeds its Fair Share (as defined below) as of such date, that Funding Borrower shall be entitled to a contribution from each of the other Borrowers in the amount of such other Borrower’s Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Borrower’s Aggregate Payments (as defined below) to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Borrower to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Borrowers, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Borrowers under this Section 11.18 in respect of the obligations guaranteed.  “Fair Share Shortfall” means, with respect to a Borrower as of any date of determination, the excess, if any, of the Fair Share of such Borrower over the Aggregate Payments of such Borrower.  “Adjusted Maximum Amount” means, with respect to a Borrower as of any date of determination, the maximum aggregate amount of the obligations of such Borrower under this Section 11.18, determined as of such date in accordance with Section 11.18(c); provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Borrower for purposes of this Section 11.18(d), any assets or liabilities of such Borrower arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower.  “Aggregate Payments” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Section 11.18 (including, without limitation, in respect of this Section 11.18(d)) minus, (ii) the aggregate amount of all payments received on or before such date by such Borrower from the other Borrowers as contributions under this Section 11.18(d).  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower.  The allocation among Borrowers of their obligations as set forth in this Section 11.18(d) shall not be construed in any way to limit the liability of any Borrower hereunder.

(e)                                  Each Borrower hereby irrevocably appoints the Administrative Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including without limitation the giving and receiving of notices and other communications, the making of requests for, or conversions or continuations of, Loans, the execution and delivery of certificates (except for compliance certificates expressly required and any other certificates expressly required hereunder to be given by the Parent) and the receipt and allocation of disbursements from the Lenders.

(f)                                    Each Borrower represents and warrants to the Administrative Agent and the Lenders that (i) it has established adequate means of obtaining from each other Borrower on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each other Borrower and its respective property, and (ii) each Borrower now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each other Borrower, and its property.  Each Borrower hereby waives and relinquishes any duty on the part of the Administrative Agent or any Lender to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any other Borrower, or the property of any other Borrower, whether now or hereafter known by the Administrative Agent or any Lender during the life of this Agreement.

(g)                                 Each Borrower acknowledges that its Obligations may derive from value provided directly to another Person and, in full recognition of that fact, each Borrower consents and agrees that the Administrative Agent and any Lender may, at any time and from time to time, without notice to, demand on, or the agreement of, such Borrower, and without affecting the enforceability or security of the Loan Documents:

(i)                                     with the agreement of each other Borrower, supplement, modify, amend, extend, renew, accelerate or change the terms of the Obligations, or otherwise change the time for payment of the Obligations or any part thereof, including increasing or decreasing the rate of interest thereon;

(ii)                                  with the agreement of each other Borrower, supplement, modify, amend or waive, or enter any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(iii)                               with the agreement of each other Borrower, accept new or additional instruments, documents or agreements in exchange for, or relative to, any. of the Loan Documents or the Obligations or any part thereof;

(iv)                              accept partial payments on the Obligations;

(v)                                 with the agreement of each other Borrower, receive and hold additional security or guaranties for the Obligations or any part thereof;

(vi)                              release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Administrative Agent or any Lender in its sole and absolute discretion may determine;

(vii)                           release any party or any guarantor from any personal liability with respect to the Obligations or any part thereof;

(viii)                        settle, release on terms satisfactory to the Administrative Agent or such Lender and each other Borrower, or by operation of Applicable Law or otherwise liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or

(ix)                                consent to the merger, change or any other restructuring or termination of the corporate existence of each other Borrower or any other Person, and correspondingly restructure the Obligations, continuing existence of any Lien under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

(h)                                 Each Borrower expressly waives any right to require the Administrative Agent or any Lender to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any other Person or any other Person, and agrees that the Administrative Agent and any Lender may proceed against Borrowers in such order as they shall determine in their sole and absolute discretion.  The Administrative Agent and any Lender may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions.  Each Borrower agrees that the Administrative Agent or any Lender and any other Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Borrower under the Loan Documents.

(i)                                    Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower or any other Person with respect to any Obligations, (ii) the unenforceability or invalidity as to any other Borrower or any other Person of the Obligations, (iii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iv) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full payment and performance of all Obligations), (v) to the extent permitted by law, any failure of the Administrative Agent or any Lender to give notice of sale or other disposition to any Borrower or any defect in any notice that may be given in connection with any sale or disposition, (vi) to the extent permitted by law, any failure of the Administrative Agent or any Lender to comply with applicable laws in connection with the sale or other disposition of any security for any Obligation, including without limitation any failure of the Administrative Agent or any Lender to conduct a commercially reasonable sale or other disposition of any security for any obligation, (vii) any act or omission of the Administrative Agent or any Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other Person or the Obligations or any other security or guaranty therefore by operation of law or otherwise, (viii) any failure of the Administrative Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Borrower, (ix) the election by the Administrative Agent or any Lender, in any bankruptcy proceeding of any other Borrower, of the application or non-application of Section 1111 (b)(2) of the United States Bankruptcy Code, (x) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code in connection with the bankruptcy of any other Borrower, (xi) any use of cash collateral under Section 363 of the United States Bankruptcy Code, or (xii) any agreement or stipulation with any other Borrower with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.

(j)                                    Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower hereby waives with respect to each other Borrower and their respective successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which any Borrower may have or hereafter acquire against each other Borrower or any other party in connection with or as a result of Borrowers’ execution, delivery and/or performance of this Agreement or any other Loan Document to which any Borrower is a party.  Each Borrower agrees that it shall not have or assert any such rights against one another or their respective successors and assigns or any other party (including any surety), either directly or as an attempted setoff to any action commenced against any Borrower by another Borrower (as borrower or in any other capacity) or any other party.  Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit the Lenders and shall not limit or otherwise affect Borrowers, liability hereunder, under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.

11.19                 USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower Party, which information includes the name and address of each Borrower Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower Party in accordance with the Act.

[The rest of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

The Borrowers:

MAUNSELL HK HOLDINGS, LTD.

By:
Name:
Title:

FABER MAUNSELL LIMITED

By:
Name:
Title:

W.E. BASSETT PARTNERS PTY. LTD.

By:
Name:
Title:

MAUNSELL GROUP LIMITED

By:
Name:
Title:

MAUNSELL AUSTRALIA PTY. LTD.

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:
Name:
Title:

BANK OF MONTREAL, ACTING UNDER ITS TRADE NAME BMO CAPITAL MARKERS, as Syndication Agent

By:
John A. Armstrong
Vice President

HARRIS N.A., as a Lender

By:
John A. Armstrong
Vice President

WELLS FARGO BANK, N.A., as a Lender

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

BNP PARIBAS, as a Lender

By:
Name:
Title:

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

CITY NATIONAL BANK, as a Lender

By:
Name:
Title:

THE NORTHERN TRUST COMPANY, as a Lender

By:
Name:
Title:

EXHIBIT A

FORM OF REQUEST FOR EXTENSION OF CREDIT

Date: September 22, 2006

To:                              Union Bank of California, N.A.,

as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Term Credit Agreement dated as of September 22, 2006 among Maunsell HK Holdings, Ltd., Faber Maunsell Limited, W.E. Bassett & Partners Pty. Ltd., Maunsell Group Limited, and Maunsell Australia Pty. Ltd. (collectively, the “Borrowers”), the Lenders from time to time party thereto, Union Bank of California, N.A., as the Administrative Agent, and Bank of Montreal, acting under its trade name BMO Capital Markets, as the Syndication Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined).

The undersigned hereby requests a Borrowing of Loans:

1.	On September 22, 2006.

2.	In the amount of [$] .

3.	Comprised of
[type of Loan requested]

4.	For Offshore Rate Loans: with an Interest Period of months.

The foregoing request complies with the requirements of Sections 2.01 and 2.03 of the Agreement.  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect to the application of the proceeds therefrom:

(a)                                  all of the representations and warranties of the Borrowers contained in Section 6 of the Agreement and in any other Loan Documents and all of the representations and warranties of the Guarantors in the Master Guaranty and in any other Loan Documents shall be true and correct in all material respects on and as of the Closing Date as though made on and as of this date; and

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(b)                                 no Default or Event of Default has occurred and is continuing or would result from this Extension of Credit.

FABER MAUNSELL LIMITED,
as Administrative Borrower

By:

Name:

Title:

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EXHIBIT B

FORM OF
REQUEST FOR CONVERSION/CONTINUATION

Date:              , 20

To:                              Union Bank of California, N.A.,
as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Term Credit Agreement dated as of September 22, 2006 among Maunsell HK Holdings, Ltd., Faber Maunsell Limited, W.E. Bassett & Partners Pty. Ltd., Maunsell Group Limited, and Maunsell Australia Pty. Ltd. (collectively, the “Borrowers”), the Lenders from time to time party thereto, Union Bank of California, N.A., as the Administrative Agent, and Bank of Montreal, acting under its trade name BMO Capital Markets, as the Syndication Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined).

The undersigned hereby requests a [Continuation] [Conversion] of the Loans specified herein:

1.                                       The [Continuation][Conversion] date shall be                   , 20     (a Business Day).

2.                                       The aggregate amount of the Loans to be [Continued][Converted] is $          .

3.                                       The Loans are to be [Continued as][Converted into] Offshore Rate Loans with an Interest Period of                         months.

The foregoing request complies with the requirements of Sections 2.01 and 2.03 of the Agreement.  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect to the application of the proceeds therefrom:

(a)                                  all of the representations and warranties of the Borrowers contained in Section 6 of the Agreement and in any other Loan Documents and all of the representations and warranties of the Guarantors in the Master Guaranty and in any other Loan Documents shall be true and correct in all material respects on and as of the Closing Date as though made on and as of this date; and

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(b)                                 no Default or Event of Default has occurred and is continuing or would result from this Extension of Credit.

FABER MAUNSELL LIMITED,
as Administrative Borrower

By:

Name:

Title:

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EXHIBIT C

FORM OF
NOTE

$	September 22, 2006

FOR VALUE RECEIVED, the undersigned (collectively, the “Borrowers”) hereby promise to pay to the order of                             (the “Lender”), the principal amount of            Dollars ($            ), payable as hereinafter set forth.

This Note is issued under and is one of the “Notes” referred to in the Term Credit Agreement dated as of September 22, 2006, by and among the Borrowers, the Lenders party thereto, Union Bank of California. N.A., as Administrative Agent, and Bank of Montreal, acting under its trade name BMO Capital Markets, as Syndication Agent (the “Agreement”).  Reference is hereby made to the Agreement for rights and obligations of payment and prepayment, events of default and the right of the Lender to accelerate the maturity hereof upon the occurrence of such events.  The Loan made by the Lender to the Borrowers on the Closing Date pursuant to the Agreement shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loan and payments with respect thereto.

The principal indebtedness evidenced by this Note shall be payable as provided in the agreement and in any event on the Maturity Date.

The Borrower promises to pay interest on the principal indebtedness evidenced by this Note from the Closing Date until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent at the Administrative Agent’s Payment office for the account of the Lender in immediately available funds in the currency or currencies in which such principal was advanced by the Lender.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

The Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by the Lender in connection with the collection or enforcement of this Note.

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THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

MAUNSELL HK HOLDINGS, LTD.,

By:
Name:
Title:

FABER MAUNSELL LIMITED,

By:
Name:
Title:

W.E. BASSETT & PARTNERS PTY. LTD.,

By:
Name:
Title:

MAUNSELL GROUP LIMITED,

By:
Name:
Title:

MAUNSELL AUSTRALIA PTY LTD,

By:
Name:
Title:

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SCHEDULE OF PAYMENTS OF PRINCIPAL

Date	Interest Period	Amount of Principal Paid	Unpaid Principal Balance	Notation Made by

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EXHIBIT D

FORM MASTER GUARANTY

(To Follow)

EXHIBIT E

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [insert name of Assignor] (the “Assignor”) and [insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund(1)]

3.	Borrowers:	Maunsell HK Holdings, Ltd., Faber Maunsell Limited, W.E. Bassett & Partners Pty. Ltd., Maunsell Group Limited, and Maunsell Australia Pty. Ltd.

4.	Administrative Agent:	Union Bank of California, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Term Credit Agreement dated as of September 22, 2006, among the several financial institutions from time to time party thereto, Union Bank of California, N.A., as Administrative Agent, and Bank of Montreal, acting under its trade name BMO Capital Markets, as Syndication Agent.

(1)                                  Select as applicable.

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6.                                       Assigned Interest:

Facility Assigned	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans(2)

Term Loan	$	$	%

Effective Date:                          , 20    [to be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefore.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title

(2)                                  Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

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Consented to and Accepted:

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent

By:
Title

[Consented to:](3)

MAUNSELL HK HOLDINGS, LTD.

By:
Title

FABER MAUNSELL LIMITED

By:
Title

W.E. BASSETT & PARTNERS PTY. LTD.

By:
Title

MAUNSELL GROUP LIMITED

By:
Title

(3)                                  To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement

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MAUNSELL AUSTRALIA PTY. LTD.

By:
Title

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ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS

1.                                       Representations and Warranties.

1.1.                              Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of any Borrower Party or (iv) the performance or observance by any Borrower Party, the Administrative Agent or any Lender of any of its obligations under any Loan Document.

1.2.                              Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

1.3                                 Assignee’s Address for Notices, Etc.  Attached hereto as Schedule I is all contact information, address, account and other administrative information relating to the Assignee.

2.                                       Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal,. interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments

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 in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment directly between themselves.

3.                                       General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of California.

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SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE
ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

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SCHEDULE 1.01

MANDATORY COST RATE

The Mandatory Cost Rate is an addition to the interest rate on a Loan to compensate a Lender for the cost attributable to such Loan resulting from the imposition from time to time under the Bank of England Act 1998 (the “Act”) and/or by the Bank of England and/or the Financial Services Authority (the “FSA”) (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing deposits or Special Deposits (whether interest-bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund such a Loan.

The Mandatory Cost Rate will be the percentage rate per annum (or the arithmetical average of the percentage rates where there is more than one Mandatory Cost Reference Lender supplying the same) determined by the Administrative Agent (rounded upward, if necessary, to four decimal places) as the rate resulting from the application (as appropriate) of the following formulae:

(a)                                  in relation to Loans or other unpaid amounts denominated in Sterling:

XL + S(L-D) + F x 0.01
100 - (X+S)

(b)                                 in relation to Loans or other unpaid amounts denominated in any currency other than Sterling:

F x 0.01
300

where, in each case, on the day of application of the formula:

X                                       is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which such Mandatory Cost Reference Lender is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

L                                         is the rate determined in accordance with subsection (a) of the definition of “Offshore Rate” applicable to such Loan;

F                                         is the rate of charge payable by such Mandatory Cost Reference Lender to the FSA pursuant to paragraphs 2.02 or 2.03 (as the case may be) of the Fees Regulations (but for this purpose the figure at paragraph 2.02b or 2.03b (as the case may be) shall be deemed to be zero) and expressed in pounds per £1 million of the Fee Base of such Mandatory Cost Reference Lender;

S                                         is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which such Mandatory Cost Reference Lender is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

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D                                       is the percentage rate per annum payable by the Bank of England to such Mandatory Cost Reference Lender on Special Deposits.

(X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

The Mandatory Cost Rate for any Interest Period shall be calculated at or about 11:00 a.m. (London time) on the first day of such Interest Period for the duration of such Interest Period.

The determination of the Mandatory Cost Rate in relation to any Interest Period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

If there is any change in circumstance (including the imposition of alternative or additional requirements, including capital adequacy requirements) which in the reasonable opinion of the Administrative Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Administrative Agent shall promptly notify the Parent and the Lenders thereof and (following consultation with the Majority Lenders) shall be entitled to vary the same with the prior written consent of the Parent, which shall not be unreasonably withheld. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in a notice from the Administrative Agent to the Parent and the Lenders.

For the purposes of this Schedule:

The terms “Eligible Liabilities” and “Special Deposits” shall bear the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

“Fee Base” has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

“Fees Regulations” means, as appropriate, either:

(a)                                  the Banking Supervision (Fees) Regulations 2000; or

(b)                                 such other law or regulations as from time to time may be in force, relating to the payment of fees for banking supervision.

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SCHEDULE 2.01

COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share

Union Bank of California N.A.	$10,000,000	15.3846154%

Harris N.A.	$10,000,000	15.3846154%

Wells Fargo Bank, N.A.	$8,000,000	12.3076923%

LaSalle Bank National Association	$8,000,000	12.3076923%

BNP Paribas	$8,000,000	12.3076923%

Bank of America, N.A.	$6,000,000	9.2307692%

U.S. Bank National Association	$5,000,000	7.6923077%

City National Bank	$5,000,000	7.6923077%

The Northern Trust Company	$5,000,000	7.6923077%

Total	$65,000,000	100.0000000000%

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SCHEDULE 2.02

OFFSHORE CURRENCIES

Australian Dollars
English Pounds Sterling
Hong Kong Dollars
New Zealand Dollars

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SCHEDULE 8.01

EXISTING LIENS

Debtor	Secured Party	Comments
KHN, a Joint Venture	New England Mutual Life Insurance Co.	Loan on Holmes & Narver Building in Orange, California. See Schedule 8.02, item (D)

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SCHEDULE 8.02

EXISTING INDEBTEDNESS

(See attachment)

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SCHEDULE 11.02

LENDING OFFICES AND ADDRESSES FOR NOTICES

ADMINISTRATIVE BORROWER

Faber Maunsell Limited
c/o AECOM Technology Corporation
555 South Flower Street, Suite 3700
Los Angeles, California 90071-2300
Attention:	Vice President, Corporate Development
with a copy to the Corporate Counsel
Telephone:	(213) 593-8718
Facsimile:	(213) 593-8730
Electronic Mail: kim.gant@aecom.com

With an additional copy to:

AECOM Technology Corporation
555 South Flower Street, Suite 3700
Los Angeles, California 90071-2300
Attention:	Eric Chen
Telephone:	(213) 593-8719
Facsimile:	(213) 593-8727
Electronic Mail: eric.chen@aecom.com

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UNION BANK OF CALIFORNIA, N.A.

Administrative Agent’s Office and Union Bank of California’s Lending Office
(for payments and Requests for Extensions of Credit):

Credit Contact:

Union Bank of California, N.A.
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071

Attn:	David J. Stassel, Vice President
Phone:	(213) 236-7768
Fax:	(213) 236-7635
E-mail:	david.stassel@uboc.com

Operations Contact:

Union Bank of California, N.A.
Commercial Loan Documentation Center
Mail Code 4-957-161
601 Potrero Grande Drive, 1st Floor
Monterey Park, California 91754

Attn:	Manuel Poniente
Phone:	(323) 720-2583
Fax:	(323) 720-2780
E-mail:	manuel.poniente@uboc.com

Address for wire transfers:

Bank:	Union Bank of California, N.A.
Address:	Monterey Park
ABA Routing #	122000496
Account Name:	Wire Transfer Clearing CLO
Attn:	Commercial Loan Operations
Reference:	AECOM Technology Corporation

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HARRIS N.A.

Address for all communications (except wire transfers):

Harris N.A.
111 West Monroe Street
Chicago, Illinois 60603

Credit Contact:

Attn:	John A. Armstrong, Vice President or Isabella Battista, Vice President
Phone:	Armstrong (312) 461-2963; Battista (312) 293-8358
Fax:	Armstrong (312) 293-5068; Battista (312) 293-5852
E-mail:	john.armstrong@bmo.com; isabella.battista@bmo.com;

Operations Contact:

Attn:	Anita Blake
Phone:	(312) 461-3454
Fax:	(312) 293-5884
E-mail:	anita.blake@bmo.com

Address for wire transfers:

Bank:	Harris N.A.
Address:	Chicago, Illinois
ABA Routing #	071 000 288
Account #:	183-320-1
Reference:	AECOM Technology Corporation

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WELLS FARGO BANK, N.A.

Credit Contact:

Wells Fargo Bank, N.A.

MAC E2064-12B

333 South Grand Avenue, 12th Floor

Los Angeles, California  90071

Attn:                                                    Vanessa Sheh Meyer, Senior Vice President, or Ling Li, Vice President

Phone:                                           Meyer (213) 253-7318; Li (213) 253-7320

Fax:                                                           Meyer (213) 253-7302, Li (213) 253-7302

E-mail:                                             meyerv@wellsfargo.com; lilingf@wellsfargo.com

Operations Contact:

Wells Fargo Bank, N.A.

MAC A0187-080

201 Third Street, 8th Floor

San Francisco, California  94103

Attn:                                                    Judy Chan, Vice President and Manager

Phone:                                           (415) 477-5433

Fax:                                                           (415) 979-0675

E-mail:                                             chan@wellsfargo.com

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Address for wire transfers:

Bank:	Wells Fargo Bank, N.A.
Address:	San Francisco, California
ABA Routing #	121-000-248
Account #:	271-2507201
Account Name:	MEMSYN
Reference:	AECOM Technology Corp. Obligor # to be determined.

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U.S. BANK NATIONAL ASSOCIATION

Credit Contact:

U.S. Bank National Association
National Corporate Banking West
Mail Code: PD-OR-P4CB
555 SW Oak Street, 4th Floor
Portland, Oregon 97204

Attn:	Janet E. Jordan, Vice President or Conan Schleicher
Phone:	Jordan (503) 275-5871; Schleicher (503) 275-5101
Fax:	(503) 275-5428
E-mail:	janet.jordan@usbank.com; conon.schleicher@usbank.com

Operations Contact:

U.S. Bank National Association
Commercial Loan Servicing Department
Mail Code: PD-OR-P7LN
555 SW Oak Street
Portland, Oregon 97204

Attn:	Lennie Regalado or Hanny Nawawi
Phone:	Regalado (503) 275-4395; Nawawi (503) 275-7894
Fax:	(503) 275-4600
E-mail:	lennie.regalado@usbank.com; hanny.nawawi@usbank.com

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Address for wire transfers:

Bank:	U.S. Bank National Association
Address:	Portland, Oregon
ABA Routing #	123-000-220
Account #:	00340012160600
Account Name:	Commercial Loan Servicing West
Attn:	Lennie Regalado
Reference:	AECOM

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LASALLE BANK NATIONAL ASSOCIATION

Address for all communications (except wire transfers):

LaSalle Bank National Association
135 S. LaSalle Street
Chicago, Illinois 60603

Credit Contact:

Attn:	Steve Trepiccione or John M. O’Connell
Phone:	Trepiccione (312) 904-7824; O’Connell (312) 904-9214
Fax:	(312) 904-6021
E-mail:	steve.trepiccione@abnamro.com; john.m.o’connell@abnamro.com

Operations Contact:

Attn:	Joyce Fitzgibbons or Jeannette Lahart
Phone:	Fitzgibbons (312) 992-1631; Lahart (312) 904-0598
Fax:	(312) 904-6373
E-mail:	joyce.fitzgibbons@abnamro.com; jeannette.lahart@abnamro.com

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Address for wire transfers:

Bank:	LaSalle Bank National Association
Address:	Chicago, Illinois
ABA Routing #	122 000 496
Account #:	1378018 7300
Attn:	Joyce Fitzgibbons
Reference:	Maunsell HK Holdings Ltd., Faber Maunsell Limited, WE Bassett
and Partners Pty Ltd., Maunsell Group Limited, Maunsell
Australia Pty Ltd.

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CITY NATIONAL BANK

Credit Contact:

City National Bank
555 South Flower Street, 16th Floor
Los Angeles, California 90071

Attn:	Brandon Feitelson
Phone:	(213) 673-9016
Fax:	(213) 673-9801
E-mail:	brandon.feitelson@cnb.com

Operations Contact:

City National Bank
831 S. Douglas Street
Suite 100
El Segundo, California 90245

Attn:	Jennifer Dator-Danas
Phone:	(310) 297-8078
Fax:	(310) 297-8062

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Address for wire transfers:

Bank:	City National Bank
ABA Routing #	122-016-066
Account #:	101-306674
Reference:	AECOM Technology Corp.

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BNP PARIBAS

Credit Contact:

BNP Paribas
One Front Street, 23rd Floor
San Francisco, California 94111

Attn:	Jamie Dillon
Phone:	(415) 772-1366
Fax:	(415) 291-0563
E-mail:	jamie.dillon@americas.bnpparibas.com

Operations Contact (with a copy to Credit Contact):

BNP Paribas
919 Third Avenue, 3rd Floor
New York, New York 10022

Attn:	Thomas Kunz
Phone:	(212) 471-6655
Fax:	(212) 841-2682
E-mail:	thomas.kunz@americas.bnpparibas.com

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Address for wire transfers:

Bank:	BNP Paribas New York
ABA Routing #	026007689 (CHIPS: 768)
F/O	BNP Paribas San Francisco
Account #:	521 315 434 01
Attn:	San Francisco Loan Operations
Reference:	AECOM Technology Corporation

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BANK OF AMERICA, N.A.

Credit Contact:

Bank of America, N.A.
Mail Code: CA9-194-24-05
333 South Hope Street, 24th Floor
Los Angeles, CA 90071

Attn:	Robert W. (Bob) Troutman or G. Scott Lambert
Phone:	Troutman (213) 621-8765; Lambert (213) 621-8766
Fax:	(213) 621-8793
E-Mail:	bob.troutman@bankofamerica.com;
scott.lambert@bankofamerica.com

Operations Contact:

Bank of America, N.A.
CA4-702-02-05, Bldg. B
2001 Clayton Road
Concord, CA 94520-2405

Attn:	Christina F. (Tina) Obcena
Phone:	(925) 675-8788
Fax:	(888) 969-9246
E-Mail:	tina.obcena@bankofamerica.com

Address for wire transfers:

Bank:	Bank of America
ABA #:	026009593
Acct. Name/Dept.	Credit Services West
Account #:	3750836479
Reference:	AECOM Technology
Attn:	Tina Obcena

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THE NORTHERN TRUST COMPANY

Credit Contact:

The Northern Trust Company
50 S. La Salle Street
Chicago, IL 60675

Attn:	John Bunda
Phone:	(312) 557-3455
Fax:	(312) 444-7028
E-Mail:	JEB4@NTRS.com

Operations Contact:

The Northern Trust Company
801 South Canal
Chicago, IL 60675

Attn:	Mike Lorenzi
Phone:	(312) 557-1840
Fax:	(312) 630-1566
E-Mail:	ML29@NTRS.com

Address for wire transfers:

Bank:	The Northern Trust Bank
Chicago, Illinois
ABA:	071-000-152
Account No.:	5186401000
Account Name/Dept.:	Commercial Loans
Reference:	Maunsell

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